
 As filed with the Securities and Exchange Commission on July 7, 1998
                                                      Registration No. 333-_____


                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                        -----------------------

                                FORM S-3

                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933

                        -----------------------



OWENS & MINOR, INC.                                   Virginia                                   54-1701843
OWENS & MINOR TRUST I                                 Delaware                                   54-1896890
(Exact name of each registrant as           (State or other jurisdiction                         (I.R.S. Employer
specified in its charter)                 of incorporation or organization)                    Identification No.)


                             4800 Cox Road
                      Glen Allen, Virginia  23060
                             (804) 747-9794
          (Address,  including zip code, and telephone number,
           including  area code, of  registrants'  principal
                           executive offices)

                          Drew St. J. Carneal
                          Owens & Minor, Inc.
                             4800 Cox Road
                      Glen Allen, Virginia  23060
                             (804) 747-9794
       (Name, address, including zip code, and telephone number,
               including area code, of agent for service)

                               Copies To:
                         C. Porter Vaughan, III
                           Hunton & Williams
                          951 East Byrd Street
                     Richmond, Virginia  23219-4074
                             (804) 788-8285

   Approximate  date of  commencement  of the  proposed  sale of the securities to the public: From time to time after the effective date of this Registration Statement.


      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                  Proposed Maximum      Proposed Maximum
        Title of Each Class of            Aggregate Amount         Offering Price      Aggregate Offering        Amount of
     Securities to be Registered          to be Registered          Per Unit(4)             Price(4)         Registration Fee
                                                                                                                    (1)
--------------------------------------------------------------------------------------------------------------------------------



$2.6875 Term Convertible Securities,
Series A of Owens & Minor Trust I             2,640,000                $50.00             $132,000,000            $38,940
--------------------------------------------------------------------------------------------------------------------------------
5.375% Junior Subordinated
Convertible Debentures of Owens &
Minor, Inc. (2)
--------------------------------------------------------------------------------------------------------------------------------
Common Stock of  Owens & Minor, Inc.
(including associated Rights) (3)
--------------------------------------------------------------------------------------------------------------------------------
Guarantee of $2.6875 Term Convertible
Securities of Owens & Minor Trust I           2,640,000                $50.00             $132,000,000            $38,940
by Owens & Minor, Inc. (5)
================================================================================================================================


         (1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) of the Securities Act.
         (2) $136,082,500 in aggregate principal amount of 5.375% Junior Subordinated Debentures (the "Junior Subordinated Debentures") were issued and sold to Owens & Minor Trust I (the "Trust") in connection with the issuance by the Trust of 2,640,000 of its $2.6875 Term Convertible Preferred Securities, Series A (the "Preferred Securities"). The Junior Subordinated Debentures may be distributed, under certain circumstances, to the holders of Preferred Securities for no additional consideration.
         (3) 6,399,888 shares of Common Stock of the Company ("Common Stock") are issuable initially upon conversion of the Preferred Securities being registered hereunder at the conversion rate of 2.4242 shares of Common Stock for each Preferred Security. An indeterminate number of shares of Common Stock as may be issuable upon conversion of the Preferred Securities are registered hereunder, including such shares as may be issuable pursuant to antidilution adjustments. The Common Stock issuable upon conversion of the Preferred Securities, if issued, will be issued for no additional consideration and will be accompanied by Preferred Stock Purchase Rights.
         (4) Exclusive of accrued interest and distributions, if any.
         (5) No separate consideration will be received for the Guarantee of Preferred Securities of Owens & Minor Trust I by Owens & Minor, Inc. ("Preferred Securities Guarantee") or any back-up undertakings. Includes the rights of holders of the Preferred Securities of the Trust under the Preferred Securities Guarantee and back-up undertakings, consisting of obligations by Owens & Minor, Inc. to provide certain indemnities in respect of, and pay and be responsible for certain expenses, costs, liabilities and debts of the Trust and such other obligations of Owens & Minor, Inc. set forth in the Amended and Restated
Declaration of Trust, the Junior Subordinated Debentures Indenture and Supplemental Indenture thereto, in each case as further described in the Registration Statement.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  SUBJECT TO COMPLETION, DATED JULY _____, 1998

PROSPECTUS
JULY _____, 1998

2,640,000 Securities

Owens & Minor Trust I

$2.6875 Term Convertible Securities, Series A ("TECONS(SM)")
(Liquidation amount $50 per security) fully and unconditionally guaranteed as set forth herein by and convertible into Common Stock of

Owens & Minor, Inc.

The $2.6875 Term Convertible Securities, Series A (the "TECONS"), liquidation amount $50 per security, offered for resale hereby (the "Offering") represent preferred undivided beneficial interests in the assets of Owens & Minor Trust I, a statutory business trust formed under the laws of the State of Delaware ("O&M Trust" or the "Trust"). The TECONS were issued and sold (the "Original Offering") on May 13, 1998 and May 19, 1998 (each an "Original Offering Date") to certain initial purchasers (the "Initial Purchasers") and were simultaneously sold by the Initial Purchasers in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), in the United States to persons reasonably believed by the Initial Purchasers to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Securities Act and outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act.

Owens & Minor, Inc., a Virginia corporation ("O&M" or the "Company"), directly or indirectly owns all the common securities (the "Common Securities" or the "Trust Common Securities," and together with the TECONS, the "Trust Securities"), representing common undivided beneficial interests in the assets of O&M Trust. O&M Trust exists for the sole purpose of issuing the TECONS and the Trust Common Securities and investing the proceeds thereof in 5.375% Junior Subordinated Convertible Debentures due 2013 (the "Junior Subordinated Debentures") of O&M in an aggregate principal amount equal to the aggregate liquidation amount of the Trust Securities. The Junior Subordinated Debentures and the TECONS in respect of which this Prospectus is being delivered are referred to herein as the "Offered Securities." The Junior Subordinated Debentures are unsecured obligations of O&M and subordinate and junior in right of payment to certain other indebtedness of O&M as described herein, including $150,000,000 aggregate principal amount of the Company's 10 7/8% Senior Subordinated Notes (the "Existing Notes") outstanding as of the date hereof. Upon a Declaration Event of Default (as defined herein), the holders of the TECONS will have a preference over the holders of the Trust Common Securities with respect to payments in respect of Distributions (as defined herein) and payments upon redemption, liquidation and otherwise.

The TECONS (and the Junior Subordinated Debentures and the securities issuable upon conversion) in respect of which this Prospectus is being delivered (the "Offered Securities") may be offered and sold from time to time by the holders thereof named herein or in a supplement hereto (collectively, the "Selling Holders") pursuant to this Prospectus as supplemented. The Offered Securities may be sold by the Selling Holders from time to time directly to purchasers or through agents, underwriters or dealers. See "Plan of Distribution" and "Selling Holders." If required, the names of any such agents or underwriters involved in the sale of the Offered Securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement"). The Selling Holders will receive all of the net proceeds from the sale of the Offered Securities and will pay all underwriting discounts and selling commissions, if any, applicable to any such sale. The Company is responsible for payment of all other expenses incident to the offer and sale of the Offered Securities. The Selling Holders and any broker-dealers, agents or underwriters who participate in the distribution of the Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Offered Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of indemnification arrangements.
                                                           (continued on page 2)

SEE "RISK FACTORS" FOR A DESCRIPTION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS, ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

(continued from cover page)

Holders of the TECONS are entitled to receive cumulative cash distributions at an annual rate of $2.6875 per TECONS, accumulating from May 13, 1998 and payable quarterly in arrears on each January 31, April 30, July 31 and October 31, commencing on July 31, 1998. The term "Distributions" as used herein includes such cash distributions and any interest payable thereon unless otherwise stated. The Distribution rate and the Distribution and other payment dates for the TECONS will correspond to the interest rate and the interest and other payment dates on the Junior Subordinated Debentures deposited in the Trust as trust assets. If principal or interest is not paid on the Junior Subordinated Debentures, including as a result of the Company's election to extend the interest payment period on the Junior Subordinated Debentures as described below, the Trust will not make payments on the Trust Securities. The Junior Subordinated Debentures provide that, so long as the Company shall not be in default in the payment of interest on the Junior Subordinated Debentures, the Company shall have the right to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time for a period not exceeding 20 consecutive quarterly interest periods (each, an "Extension Period"). No interest shall be due and payable during an Extension Period and, as a consequence, distributions on the Trust Securities will also be deferred, but at the end of such Extension Period the Company shall pay all interest then accrued and unpaid on the Junior Subordinated Debentures, together with interest thereon at the rate specified for the Junior Subordinated Debentures to the extent permitted by applicable law, compounded quarterly ("Compounded Interest"). All references herein to interest shall include Compounded Interest unless otherwise stated. There could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Debentures, not to exceed 20 consecutive quarters; provided, that no such period may extend beyond the stated maturity of the Junior Subordinated Debentures. During any such Extension Period, the Company may not declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock; provided that the foregoing will not apply to any stock dividends paid by the Company in its common stock, par value $2.00 per share (the "O&M Common Stock" or the "Common Stock"). See "Description of the Junior Subordinated Debentures -- Interest" and " -- Option to Extend Interest Payment Period" and "Risk Factors -- Option to Extend Interest Payment Period; Tax Impact of Extension."

The payment of Distributions out of moneys held by O&M Trust and payments on liquidation of O&M Trust and the redemption of TECONS, as set forth below, are guaranteed by the Company on a subordinated basis (the "Guarantee") as and to the extent described herein. The Guarantee is a full and unconditional guarantee from the time of issuance of the TECONS, but the Guarantee covers Distributions and other payments on the TECONS only if and to the extent that O&M Trust has funds available therefor, which will not be the case unless the Company has made a payment to the Property Trustee (as defined herein) of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all other liabilities of the Company, including the Junior Subordinated Debentures, and will rank pari passu in right of payment with the most senior preferred stock issued, from time to time, if any, by O&M. The obligations of the Company under the Junior Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior and Subordinated Debt (as defined herein). Because the Company is a holding company, the Junior Subordinated Debentures (and the Company's obligations under the Guarantee) are also effectively subordinated to all existing and future liabilities, including trade payables, of the Company's subsidiaries, except to the extent that the Company is a creditor of the subsidiaries recognized as such.

Each TECONS is convertible in the manner described herein at the option of the holder, at any time prior to the Conversion Expiration Date (as defined herein), into O&M Common Stock at the initial rate of 2.4242 shares of O&M Common Stock for each TECONS (equivalent to an initial conversion price of $20.625 per share of O&M Common Stock for each TECONS), subject to adjustment in certain circumstances. See "Description of the TECONS -- Conversion Rights." The O&M Common Stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "OMI." On June 30, 1998, the reported last sale price of the O&M Common Stock on the NYSE Composite Tape was $10.00 per share.

The Junior Subordinated Debentures are redeemable by the Company (in whole or in part) from time to time, on or after May 2, 2001 at the prices specified herein or at any time in certain circumstances upon the occurrence of a Tax Event (as defined herein) at 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date fixed for redemption (the "Redemption Price"). If the Company redeems Junior Subordinated Debentures, the Trust must redeem, at the Redemption Price, Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so redeemed. See "Description of the TECONS -- Mandatory Redemption." The TECONS will be redeemed upon maturity of the Junior Subordinated Debentures. The Junior Subordinated Debentures mature on April 30, 2013. In addition, upon the occurrence of a Special Event (as defined herein) arising from a change in law or a change in legal interpretation, unless the Junior Subordinated Debentures are redeemed in the limited circumstances described below, the Trust shall be dissolved with the result that the Junior Subordinated Debentures will be distributed to the holders of the Trust Securities, on a pro rata basis, in lieu of any cash distribution. In the case of a Special Event that is a Tax Event, the Company will have the right in certain circumstances to redeem the Junior Subordinated Debentures, which would result in the redemption by the Trust of the Trust Securities in the same amount on a pro rata basis. See "Description of the TECONS -- Special Event Redemption or Distribution" and "Description of the Junior Subordinated Debentures."

In the event of the voluntary or involuntary dissolution, winding up or termination of the Trust, the holders of the TECONS will be entitled to receive, for each TECONS, a liquidation amount of $50 plus accumulated and unpaid distributions thereon (including interest thereon) to the date of payment, unless in connection with such dissolution, the Junior Subordinated Debentures are distributed to the holders of the TECONS. See "Description of the TECONS -- Liquidation Distribution upon Dissolution."

No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus (this "Prospectus") in connection with the offer made hereby and if given or made such information or representation must not be relied upon as having been authorized by the Company, the Trust or any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or the Trust since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.






                                Table of Contents

                                                 Page



Prospectus Summary..................................4
Risk Factors.......................................10
Ratio of Earnings to Combined Fixed Charges........17
and Preferred Stock Dividend Requirement...........17
Use of Proceeds....................................17
Price Range of Common Stock and Dividends..........17
Business...........................................19
Owens & Minor Trust I..............................28
Description of the TECONS..........................31
Description of the Guarantee.......................46
Description of the Junior Subordinated Debentures..49
Relationship Among the TECONS, the Junior
     Subordinated Debentures and the Guarantee.....57
Certain Federal Tax Consequences...................59
Certain ERISA Considerations.......................64
Selling Holders....................................66
Plan of Distribution...............................67
Legal Matters......................................67
Experts............................................67
Available Information..............................68
Incorporation of Certain Documents by Reference....68

                               Prospectus Summary
The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere and incorporated by reference in this Prospectus. Unless the context otherwise requires, references in this Prospectus to "O&M" or the "Company" are to Owens & Minor, Inc., a Virginia corporation, and its consolidated subsidiaries.

                                   The Company

O&M is one of the two largest distributors of medical and surgical supplies in the United States. The Company stocks and distributes approximately 140,000 finished medical and surgical products produced by approximately 2,400 suppliers to approximately 4,000 customers from 42 distribution centers nationwide. The Company's customers are primarily acute care hospitals and hospital-based systems, which account for more than 90% of the Company's net sales, and also include alternate care facilities such as clinics, surgery centers, rehabilitation facilities, nursing homes, physicians' offices and home healthcare. The majority of the Company's sales consist of disposable gloves, dressings, endoscopic products, intravenous products, needles and syringes, sterile procedure trays, surgical products and gowns, urological products and wound closure products. In 1997, the Company reported net sales of $3.12 billion and net income of $24.3 million.

The Company has significantly expanded its national presence over the last five years through both internal growth and acquisitions. Since 1992, the Company has grown from 29 medical distribution centers serving 37 states to 42 distribution centers serving 50 states and the District of Columbia. In May 1994, the Company acquired Stuart Medical, Inc. ("Stuart"), then the third largest distributor of medical and surgical supplies in the United States with 1993 net sales of approximately $890.5 million.

The Company distributes its products in a low-cost, efficient manner through its use of advanced warehousing, delivery, purchasing and other techniques. The Company has reduced the cost of its distribution infrastructure by implementing warehouse technology, rationalizing its supplier relationships and reducing the number of stock-keeping units ("SKUs") it carries from 250,000 to 140,000 during 1997.

The Company is committed to providing its customers and suppliers with the most responsive, efficient and cost effective distribution system for the delivery of medical and surgical products and services. To meet this commitment, the Company has implemented the following strategy: (i) maintain the highest quality of service in the medical/surgical supply distribution industry; (ii) develop and distribute information technology that enables customers to reduce supply chain costs and manage inventory more effectively; and (iii) service integrated healthcare networks.

                    Recent Operating Results and Developments

For the quarter ended March 31, 1998, the Company's net sales were $798.0 million, an increase of 6.4% from net sales of $749.6 million in the quarter ended March 31, 1997. Net income increased 35.3% to $6.8 million in the first quarter of 1998, from $5.0 million in the same period last year. Net income per common share, basic and diluted, was $0.17 in the first quarter of 1998, up 41.7% from $0.12 in the same period last year.

During the first quarter of 1998, gross margin as a percentage of net sales increased to 10.3% from 10.0% for the same period in 1997. This improvement reflects the Company's continuing success with supply chain initiatives.
Selling, general and administrative expenses as a percentage of net sales were 7.6%, up from 7.5% for the same period in 1997. The Company incurred approximately $0.8 million of expense during the first quarter of 1998 associated with Year 2000 systems remediation efforts.

The Company reduced its outstanding financing by $32.6 million in the first quarter of 1998. The Company's capitalization ratio was 49.4% at the end of the first quarter of 1998, compared to 52.9% at the end of the first quarter of 1997, excluding the effect of its accounts receivable securitization facility.

On May 13, 1998, O&M applied substantially all of the proceeds of the Original Offering to repurchase 1,150,000 shares of its Series B Preferred Stock.

On May 26, 1998, Columbia/HCA Healthcare Corporation ("Columbia/HCA") informed the Company of its intention to cancel its medical/surgical supply contract. The terms of this contract, which terminates in May 1999, permit cancellation by either party without cause on 90 days notice. In 1997, approximately 11% of the Company's net sales were to Columbia/HCA facilities.

The Company and Columbia/HCA have agreed upon a plan for transition of the Columbia/HCA business. This plan will result in a reduction in purchases by Columbia/HCA from the Company beginning in the third quarter of 1998. By the end of the third quarter, the majority of the Columbia/HCA business should have transferred from the Company.

The Company's preliminary estimates are that net income will be reduced by approximately $1.5 million to $2.0 million in 1998 and approximately $3.0 million to $4.0 million in 1999, as the result of the early termination of this contract. In addition, the Company expects to record a one time restructuring charge of between $7.0 million and $8.5 million after taxes in the second quarter of 1998, as a result of the contract termination. This charge will consist primarily of costs associated with employee separations and reductions in warehouse space.

                                       ***
The Company is a Virginia corporation incorporated in 1926, succeeding a partnership founded in Richmond, Virginia in 1882. The Company's executive and administrative offices are located at 4800 Cox Road, Glen Allen, Virginia 23060 and the Company's telephone number is (804) 747-9794.



                               The TECONS Offering



Securities Offered..........................   2,640,000 $2.6875 Term Convertible Securities, Series A ("TECONS").
Issuer......................................   Owens & Minor Trust I, a Delaware business trust.  The sole assets of the Trust will consist of the 5.375% Junior Subordinated
                                               Convertible Debentures due 2013 (the "Junior Subordinated
                                               Debentures") of O&M.
Guarantor...................................   Owens & Minor, Inc., a Virginia corporation.
Distributions...............................   Distributions on the TECONS will accumulate from May 13, 1998 and will be payable at an annual rate of $2.6875 per TECONS.  Subject to the Distribution deferral provisions described below, Distributions will be payable quarterly in arrears on each January 31, April 30,
                                               July 31 and October 31, commencing July 31, 1998.  Because
                                               Distributions on the TECONS constitute interest for U.S. federal income tax purposes, corporate holders thereof will not be entitled to a dividends received deduction.
Distribution Deferral Provisions............   The ability of the Trust to pay Distributions on the TECONS is solely dependent on the receipt of interest payments from O&M on the
                                               Junior Subordinated Debentures.  So long as O&M shall not be in default in the payment of interest on the Junior Subordinated
                                               Debentures, O&M has the right to defer payments of interest on the
                                               Junior Subordinated Debentures from time to time for successive
                                               Extension Periods not exceeding 20 consecutive quarters for each such period; provided that no such period may extend beyond the stated maturity of the Junior Subordinated Debentures.  Quarterly
                                               Distributions on the TECONS would be deferred by the Trust (but would continue to accumulate quarterly and accrue interest) until the end of any such Extension Period.  Upon the termination of an
                                               Extension Period, payment is due on all accrued and unpaid amounts on the Junior Subordinated Debentures and upon such payment, the
                                               Trust would be required to pay all accumulated and unpaid
                                               Distributions.  O&M will give notice of its deferral of an interest payment to the Trust no later than ten business days prior to the related record date (unless the Property Trustee shall be the sole holder of the Junior Subordinated Debentures, in which case notice will be given no later than one business day prior to the earlier of
                                               (i) the next succeeding Interest Payment Date (as defined herein) or
                                               (ii) the date the Company is required to give notice of the related record date).  See "Description of the TECONS - Distributions" and
                                               "Description of the Junior Subordinated Debentures - Option to
                                               Extend Interest Payment Period" and "Risk Factors-- Option to Extend
                                               Interest Payment Period; Tax Impact of Extension." If a deferral of an interest payment occurs, the holders of the TECONS will accrue income for U.S. federal income tax purposes in advance of any corresponding cash Distribution.  See "Certain Federal Tax
                                               Consequences-- Interest Income and Original Issue Discount" and
                                               "Risk Factors - Option to Extend Interest Payment Period; Tax Impact
                                               of Extension."
Rights Upon Deferral of Distributions.......   During any period in which interest payments on the Junior
                                               Subordinated Debentures are deferred, interest will accrue on the
                                               Junior Subordinated Debentures (compounded quarterly) and quarterly
                                               Distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law) at the Distribution rate, compounded quarterly.  O&M has agreed, among other things, not to declare or pay any dividend on its common stock or preferred stock or make any guarantee payments with respect thereto during any
                                               Extension Period, provided that the foregoing shall not apply to any stock dividends payable in O&M Common Stock.  See "Description of the Junior Subordinated Debentures - Option to Extend Interest
                                               Payment Period" and "Risk Factors - Option to Extend Interest
                                               Payment Period; Tax Impact of Extension."

                                       6



Conversion Rights...........................   Each TECONS is convertible at any time prior to the close of business on April 30, 2013 (or, in the case of TECONS called for redemption, prior to the close  of business on the Business Day (as defined herein) prior to the applicable redemption date) at the option of the  holder into shares of O&M Common Stock, at the rate of 2.4242 shares of O&M  Common Stock for each TECONS (equivalent to a conversion price of $20.625 per  share of O&M Common Stock for each TECONS), subject to adjustment in certain  circumstances.  The reported last sale  price of O&M Common Stock on the NYSE  Composite
                                               Tape on June 30, 1998, was $10.00  per share.  In connection with any  conversion of a TECONS, the Conversion Agent (as defined herein) will exchange such TECONS for the appropriate principal amount of the Junior Subordinated  Debentures held for the Trust and immediately convert such Junior  Subordinated Debentures into O&M
                                               Common  Stock.  No fractional shares of O&M Common Stock will be issued as a result of  conversion, but in lieu thereof such fractional interest will be paid by O&M in cash.  See "Description of the TECONS-- Conversion Rights."
Liquidation Amount..........................   In the event of any liquidation of the Trust, holders will be entitled to  receive $50 per TECONS plus an amount equal to any accumulated and unpaid Distributions thereon to the date of payment, unless Junior Subordinated Debentures are distributed to such holders.  See "Description of the TECONS-- Liquidation Distribution
                                               upon Dissolution."
Redemption..................................   The Junior Subordinated Debentures will  be redeemable for cash, at the option of the Company, in whole or in part, from time to time on or after May 2, 2001 at the prices specified herein or at any  time in certain circumstances upon the occurrence of a Tax Event at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon, including
                                               Compounded Interest, if any, to the date of redemption.  If the
                                               Company redeems  Junior Subordinated Debentures, the Trust must redeem, at the Redemption Price, Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so redeemed.  The TECONS will not have a stated maturity date, although they will be subject to mandatory redemption upon the  repayment of the Junior Subordinated
                                               Debentures at their stated maturity (April 30, 2013), upon acceleration, earlier  redemption or otherwise.  See "Description of the TECONS - Mandatory Redemption" and "Description of the Junior
                                               Subordinated Debentures-- Optional Redemption."

                                       7


Guarantee...................................   O&M will irrevocably and unconditionally guarantee, on a
                                               subordinated basis and to the extent set forth herein, the payment in full of (i) any accumulated and unpaid Distributions and the amount payable upon redemption of the TECONS to the extent O&M has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures and (ii) generally, the liquidation amount of the TECONS to the extent the Trust has assets available for distribution to holders of TECONS.  The Guarantee will be unsecured and will be subordinate and junior in right of payment to all other liabilities of O&M and will rank pari passu in right of payment with the most senior preferred stock issued, from time to time, if any, by O&M.  See "Description of the Guarantee."
Voting Rights...............................   Generally, holders of the TECONS will not have any voting rights.
                                               If (i) the Property Trustee fails to enforce its rights under the
                                               Junior Subordinated Debentures or (ii) the Guarantee Trustee (as
                                               defined herein) fails to enforce its rights under the Guarantee, a record holder of the TECONS may institute a legal proceeding directly against O&M to enforce such rights without first
                                               instituting any legal proceeding against any other person or entity.
                                               Notwithstanding the foregoing, if an Indenture Event of Default (as defined herein) occurs and is continuing and is attributable to the failure of O&M to pay interest or principal on the Junior
                                               Subordinated Debentures or O&M has failed to make a Guarantee
                                               Payment (as defined herein), a holder of the TECONS may directly institute a proceeding against O&M for enforcement of the amount of such payment to be made to such holder.  See "Description of the
                                               TECONS - Voting Rights" and " - Declaration Events of Default."
Special Event Distribution; Tax Event
Redemption..................................   Upon the occurrence of a Special Event (as defined herein), except in certain limited circumstances, O&M may cause the Trust to be dissolved and cause the Junior Subordinated Debentures to be distributed to the holders of the TECONS. In the case of a Tax Event
                                               (as defined herein), O&M may also elect to cause the TECONS to remain outstanding and pay Additional Interest (as defined herein), if any, on the Junior Subordinated Debentures.  In certain circumstances upon the occurrence of a Tax Event, the Junior
                                               Subordinated Debentures may be redeemed by O&M at 100% of the principal amount thereof plus accrued and unpaid interest thereon.
                                               See "Description of the TECONS-- Special Event Redemption or
                                               Distribution."

Junior Subordinated Debentures of O&M.......   The Junior Subordinated Debentures will mature on April 30, 2013 and will bear interest at the rate of 5.375% per annum, payable quarterly in arrears.  So long as O&M shall not be in default in the payment of interest on the Junior Subordinated Debentures, O&M has the right to defer payments of interest on the Junior Subordinated
                                               Debentures from time to time for successive periods not exceeding 20 consecutive quarters for each such period; provided that no such period may extend beyond the stated maturity of the Junior
                                               Subordinated Debentures.  Prior to the termination of any Extension
                                               Period, O&M may pay all or a portion of the accrued and unpaid interest or may further defer interest payments provided the
                                               Extension Period, as previously and further extended, does not exceed 20 consecutive quarters. During any Extension Period no interest shall be due, but such interest shall continue to accrue and compound quarterly.  Upon termination of the Extension Period, payment is due on all accrued and unpaid amounts.  After the payment of all amounts then due, O&M may commence a new Extension Period, subject to the conditions of this paragraph. During any Extension
                                               Period, O&M will be prohibited from paying dividends on any of its common stock or preferred stock or making any guarantee payments with respect thereto; provided that the foregoing shall not apply to any stock dividend or other stock distribution payable by the
                                               Company.  The payment of principal and interest on the Junior
                                               Subordinated Debentures will be subordinated in right of payment to all present and future Senior and Subordinated Debt of O&M.  In addition, payment of principal and interest on the Junior
                                               Subordinated Debentures will be structurally subordinated to the liabilities of O&M's subsidiaries.  As of March 31, 1998, the
                                               Company had $150.0 million of Senior and Subordinated Debt outstanding.  The Indenture (as defined herein), under which the
                                               Junior Subordinated Debentures will be issued, does not limit the aggregate amount of Senior and Subordinated Debt that may be incurred by O&M and does not limit the liabilities of the Company's subsidiaries.  The Junior Subordinated Debentures will have provisions with respect to interest, optional redemption and conversion into O&M Common Stock and certain other terms
                                               substantially similar or analogous to those of the TECONS.  See
                                               "Description of the Junior Subordinated Debentures" and "Risk
                                               Factors -  Leverage and Subordination."

                                       8

Use of Proceeds.............................   There will be no proceeds to the Company or the Trust from the sale of TECONS pursuant to this Prospectus.
Book-Entry; Delivery and Form...............   TECONS sold in reliance on Rule 144A are represented by a single permanent global TECONS certificate registered in the name of a nominee of DTC.  TECONS sold in offshore transactions in reliance on
                                               Regulation S under the Securities Act are represented by a single permanent global TECONS in definitive, fully registered form deposited with the Property Trustee, as custodian for, and registered in the name of, DTC for the accounts of Morgan Guaranty
                                               Trust Company of New York, Brussels office, as operator of the
                                               Euroclear System ("Euroclear"), and Cedel Bank, S.A. ("Cedel").
                                               TECONS resold under this Prospectus will be represented by a single permanent global TECONS certificate registered in the name of a nominee of DTC.  See "Description of the TECONS-- Book-Entry;
                                               Delivery and Form" and "-- The Global TECONS."



                                  Risk Factors
Prospective purchasers of the TECONS should carefully consider the specific matters set forth under "Risk Factors" as well as the other information and data included, or incorporated by reference, in this Prospectus prior to making an investment in the TECONS.

                                  Risk Factors
Prospective investors should consider carefully all the information contained and incorporated by reference in this Prospectus, including the following risk factors. This Prospectus contains forward-looking statements that are inherently uncertain. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, the following risk factors. The Company assumes no obligation to update the forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information.


Dependence on Sales to Certain Customers
In 1997, net sales to member hospitals under contract with VHA, Inc. ("VHA"), a national healthcare network, represented approximately 40% of the Company's net sales. The termination of the Company's relationship with VHA would not necessarily result in the loss of all of its member hospitals as customers, but there can be no assurance of the effects of such a termination on the Company. See "Business -- Customers."

On May 26, 1998, Columbia/HCA informed the Company of its intention to cancel its medical/surgical supply contract. The terms of this contract, which terminates in May 1999, permit cancellation by either party without cause on 90 days notice. In 1997, approximately 11% of the Company's net sales were to Columbia/HCA facilities.

The Company and Columbia/HCA have agreed upon a plan for transition of the Columbia/HCA business. This plan will result in a reduction in purchases by Columbia/HCA from the Company beginning in the third quarter of 1998. By the end of the third quarter, the majority of the Columbia/HCA business should have transferred from the Company.

The Company's preliminary estimates are that net income will be reduced by approximately $1.5 million to $2.0 million in 1998 and approximately $3.0 million to $4.0 million in 1999, as the result of the early termination of this contract. In addition, the Company expects to record a one time restructuring charge of between $7.0 million and $8.5 million after taxes in the second quarter of 1998, as a result of the contract termination. This charge will consist primarily of costs associated with employee separations and reductions in warehouse space.


Competition
The medical/surgical supply distribution industry in the United States is highly competitive and consists of three major nationwide distributors: the Company, Allegiance Corporation and McKesson Corp., which acquired General Medical Corporation in February 1997. The industry also includes Bergen Brunswig Medical Corporation, which is a wholly owned subsidiary of Bergen Brunswig Corporation and is a smaller national distributor of medical and surgical products, and a number of regional and local distributors. Competition within the medical/surgical supply distribution industry exists with respect to total delivered product cost, product availability, the ability to fill and invoice orders accurately, delivery time, efficient computer communication capabilities, services provided, breadth of product line and inventory management, including the benefits of information technology and the ability to meet special requirements of customers.

Further consolidation of medical and surgical supply distributors is expected to continue through the purchase of smaller distributors by larger companies as a result of competitive pressures in the marketplace. Increased competition from these and future competitors, including those having greater financial and other resources than the Company, could reduce sales and prices, adversely affecting the Company's results of operations. See "Business -- Industry Overview" and "Business -- Competition."

Changing Healthcare Environment
In recent years, the healthcare industry has undergone significant change driven by various efforts to reduce costs, including potential national healthcare reform, trends toward managed care, cuts in Medicare, consolidation of pharmaceutical and medical and surgical supply distributors and the development of large, sophisticated purchasing groups. The Company cannot predict whether any healthcare reform efforts will be enacted and what effect any such reforms may have on the Company, its practices and products or its customers and suppliers. Changes in governmental support of healthcare services, the method by which such services are delivered, the prices for such services or other legislation or regulations governing such services or mandated benefits may have a material adverse effect on the Company's results of operations.

Readiness for Year 2000
The Company is dependent upon computer-based systems to conduct its business with both customers and suppliers. During 1997, the Company completed a comprehensive review of these systems to identify those that could be affected by the Year 2000 issue and has developed a strategy for remediation. This strategy includes retirement of outdated software and replacement or repair of the remaining software. The Company is also working closely with both customers and suppliers to ensure that they have developed plans to address the Year 2000 issue. The Company expects that its Year 2000 remediation efforts will be substantially complete by the end of the first quarter of 1999. Although the Company expects its remediation efforts to be completed on a timely basis, failure to do so could have a material adverse effect on the Company's results of operations.


Legal Proceedings
The Company is a party to various legal actions described under the caption "Business -- Legal Proceedings." There can be no assurance that an adverse outcome of such legal actions would not have a material adverse effect on the Company's results of operations. See "Business -- Legal Proceedings."


Holding Company Structure
The Company conducts business through its direct subsidiaries, Owens & Minor Medical, Inc. ("O&M Medical") and Stuart, and its indirect subsidiaries and has no operations of its own. The Company will be dependent on the cash flow from its subsidiaries in order to meet its debt service obligations, including its obligations under the Junior Subordinated Debentures.


Subordination
The Junior Subordinated Debentures will be subordinated to all Senior and Subordinated Debt (as defined herein) including, but not limited to, indebtedness under the Revolving Credit Facility and the 10.875% Senior Subordinated Notes due 2006. The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all liabilities of the Company and pari passu in right of payment with the most senior preferred stock issued, from time to time, if any, by the Company. As of March 31, 1998, the Company had approximately $150.0 million in aggregate principal amount of Senior and Subordinated Debt.

Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar proceedings of the Company, the holders of Senior and Subordinated Debt will first be entitled to receive payment in full of all amounts due or to become due under all Senior and Subordinated Debt before the holders of the Junior Subordinated Debentures will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on such Junior Subordinated Debentures. No payments on account of principal, premium, if any, or interest in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment under any Senior and Subordinated Debt or during certain periods when an event of default under certain Senior and Subordinated Debt permits the lenders thereunder to accelerate the maturing of such Senior and Subordinated Debt. See "Description of Junior Subordinated Debentures -- Subordination." The Guarantee will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, including the Junior Subordinated Debentures, except those made pari passu or subordinated by their terms and (ii) pari passu in right of payment with the most senior preferred stock issued, from time to time, if any, by the Company. See "Description of the Guarantee."

The Junior Subordinated Debentures will be effectively subordinated to the indebtedness and other obligations (including trade payables) of the Company's subsidiaries. At March 31, 1998, the obligations of the Company's subsidiaries aggregated approximately $302.8 million. The ability of the Company to pay principal of, premium, if any, and interest on the Junior Subordinated Debentures will be dependent upon the receipt of funds from its subsidiaries by way of dividends, fees, interest, loans or otherwise. There are no terms in the Junior Subordinated Debentures, the TECONS or the Guarantee that limit the Company's or its subsidiaries' ability to incur additional indebtedness. The Company's subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Junior Subordinated Debentures or the TECONS or to make any funds available therefor, whether by dividends, loans or other payments, and do not guarantee the payment of interest or distributions on or principal of the Junior Subordinated Debentures or the TECONS. Any right of the Company to receive any assets of any of its subsidiaries upon any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar proceedings of the Company (and the consequent right of the holders of the Junior Subordinated Debentures and the TECONS to participate in the distribution of, or to realize proceeds from, those assets) will be effectively subordinated to the claims of any such subsidiary's creditors (including trade creditors and holders of debt issued by such subsidiary). The Company currently conducts substantially all of its operations through its subsidiaries. See "Description of the Guarantee" and "Description of the Junior Subordinated Debentures -- Subordination."


Risk of Fraudulent Transfer
Various fraudulent conveyance laws have been enacted for the protection of creditors and may be applied by a court on behalf of any unpaid creditor or a representative of O&M's creditors in a lawsuit to subordinate or avoid the Junior Subordinated Debentures in favor of other existing or future creditors of O&M. Under applicable provisions of the U.S. Bankruptcy Code or comparable provisions of state fraudulent transfer or conveyance laws, if O&M at the time of issuance of the Junior Subordinated Debentures, (i) incurred such indebtedness with intent to hinder, delay or defraud any present or future creditor of O&M or contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (ii) received less than reasonably equivalent value or fair consideration for issuing the Junior Subordinated Debentures and O&M (a) was insolvent, (b) was rendered insolvent by reason of the issuance of the Junior Subordinated Debentures, (c) was engaged or about to engage in business or a transaction for which the remaining assets of O&M constitute unreasonably small capital to carry on its business or (d) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, then, in each case, a court of competent jurisdiction could void, in whole or in part, the Junior Subordinated
Debentures. Among other things, a legal challenge of the Junior Subordinated Debentures on fraudulent conveyance grounds may focus on the benefits, if any, realized by O&M as a result of the issuance by O&M of the Junior Subordinated Debentures.

The measure of insolvency for purposes of the foregoing will vary depending upon the law applied in such case. Generally, however, O&M would be considered insolvent if the sum of its debts, including contingent liabilities, were greater than all of its assets at fair valuation or if the present fair market value of its assets were less than the amount that would be required to pay the probable liability on its existing debts, including contingent liabilities, as they become absolute and mature. There can be no assurance that, after providing for all prior claims, there will be sufficient assets to satisfy the claims of the holders of the Junior Subordinated Debentures.

Management believes that, for purposes of all such insolvency, bankruptcy and fraudulent transfer or conveyance laws, the Junior Subordinated Debentures are being incurred without the intent to hinder, delay or defraud creditors and for proper purposes and in good faith, and that O&M after the issuance of the Junior Subordinated Debentures will be solvent, will have sufficient capital for carrying on its business and will be able to pay its debts as they mature. There can be no assurance, however, that a court passing on such questions would agree with management's view.


Ability of O&M Trust to Make Distributions
The ability of O&M Trust to make distributions and other payments on the TECONS is solely dependent upon the Company making interest and other payments on the Junior Subordinated Debentures deposited as trust assets as and when required. If the Company were not to make distributions or other payments on the Junior Subordinated Debentures for any reason, including as a result of the Company's election to defer the payment of interest on the Junior Subordinated Debentures by extending the interest period on the Junior Subordinated Debentures, O&M Trust will not make payments on the Trust Securities. In such an event, holders of the TECONS would not be able to rely on the Guarantee since distributions and other payments on the TECONS are subject to the Guarantee only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. Instead, holders of TECONS would rely on the enforcement by the Property Trustee of its rights as registered holder of the Junior Subordinated Debentures against the Company pursuant to the terms of the Indenture (as defined herein). However, if the Trust's failure to make distributions on the TECONS is a consequence of the Company's exercise of its right to extend the interest payment period for the Junior Subordinated Debentures, the Property Trustee will have no right to enforce the payment of distributions on the TECONS until an Event of Default (as defined herein) under the Declaration (as defined herein) shall have occurred.

The Declaration provides that the Company shall pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of O&M Trust, including any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes. No assurance can be given that the Company will have sufficient resources to enable it to pay such debts, obligations, costs and expenses on behalf of the Trust.


Option to Extend Interest Payment Period; Tax Impact of Extension
So long as the Company shall not be in default in the payment of interest on the Junior Subordinated Debentures, the Company has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time on the Junior Subordinated Debentures for an extension period not exceeding 20 consecutive quarterly interest periods (an "Extension Period"), during which no interest shall be due and payable. In such an event, quarterly distributions on the TECONS would not be made by the Trust during any such Extension Period. If the Company exercises the right to extend an interest payment period, the Company may not during such Extension Period declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock; provided that (i) the Company will be permitted to pay accumulated dividends upon the exchange or redemption of any series of preferred stock of the Company as may be outstanding from time to time, in accordance with the terms of such stock and (ii) the foregoing will not apply to stock dividends paid by the Company. Under its Amended and Restated Certificate of Incorporation, the Company is authorized to issue up to 10,000,000 shares of preferred stock. As of June 30, 1998, no shares of the Company's preferred stock were outstanding. The Company may from time to time offer shares of its preferred stock to the public.

Prior to the termination of any Extension Period, the Company may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarterly interest periods. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. The Company may also prepay at any time all or any portion of the interest accrued during an Extension Period.
Consequently, there could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Debentures, not to exceed 20 consecutive quarters or to cause any extension beyond the maturity of the Junior Subordinated Debentures.

Should an Extension Period occur, a holder of TECONS will accrue income (in the form of original issue discount) for United States federal income tax purposes in respect of its pro rata share of the Junior Subordinated Debentures held by the Trust. As a result, a holder of TECONS will include such interest income in gross income for United States federal income tax purposes in advance of the receipt of cash attributable to such original issue discount interest income, and will not receive the cash related to such income from the Trust if the holder disposes of the TECONS prior to the record date for the payment of distributions with respect to such Extension Period. See "Certain Federal Tax Consequences -- Interest Income and Original Issue Discount" and " -- Sale or Redemption of TECONS."

The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should the Company elect to exercise such right in the future, the market price of the TECONS is likely to be affected. A holder that disposes of its TECONS during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its TECONS. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the TECONS (which represents preferred undivided beneficial interests in the assets of the Trust) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.


Special Event Redemption or Distribution
Upon the occurrence and during the continuation of a Tax Event or Investment Company Event (each as defined herein), which may occur at any time, the Trust shall, unless the Junior Subordinated Debentures are redeemed in the limited circumstances described below, be dissolved with the result that Junior
Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of the TECONS and Common Securities would be distributed on a Pro Rata Basis (as defined herein) to the holders of the TECONS and Common Securities in liquidation of such Trust. In the case of a Tax Event, in certain circumstances, the Company shall have the right to redeem at any time the Junior Subordinated Debentures in whole or in part, in which event the Trust will redeem TECONS and Common Securities on a Pro Rata Basis to the same extent as the Junior Subordinated Debentures are redeemed. There can be no assurance as to the market prices for TECONS or the Junior Subordinated Debentures which may be distributed in exchange for TECONS if a dissolution and liquidation of the Trust were to occur. Accordingly, the TECONS that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the TECONS, offered hereby. Because holders of TECONS may receive Junior Subordinated Debentures upon the occurrence of a Special Event (as defined herein), prospective purchasers of TECONS are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures.

There can be no assurance that future federal legislation will not prevent the Company from deducting interest on the Junior Subordinated Debentures. This would constitute a Tax Event and could result in the distribution of any Junior Subordinated Debentures to holders of the TECONS or, in certain circumstances, the redemption of such securities by the Company and the distribution of the resulting cash in redemption of the TECONS.

"Tax Event" means that the Regular Trustees (as defined herein) shall have obtained an opinion of a nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on or after the date of the Prospectus as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of the Prospectus (including, without limitation, any of the foregoing arising with respect to, or resulting from, any proposal, proceeding or other action commencing on or before the date of this Prospectus), there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, (ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable by the Company to the Trust on the Junior Subordinated Debentures is not, or within 90 days of the date thereof will not be, deductible by the Company for United States federal income tax purposes. According to a petition recently filed in the United States Tax Court by a corporation unrelated to the Company and the Trust, the Internal Revenue Service has challenged the deductibility for United States federal income tax purposes of interest payments on certain purported debt instruments held by entities intended to be taxable as partnerships for United States federal income tax purposes, where those entities, in turn, issued preferred securities to investors. Although the overall structure of the financing arrangement involved in that case is somewhat similar to the financing structure for the Junior Subordinated Debentures and the Trust, the relevant facts in that case appear to differ significantly from those relating to the Junior Subordinated Debentures and the Trust. Whether the Internal Revenue Service would attempt to challenge the deductibility of interest on the Junior Subordinated Debentures cannot be predicted. The Company, based on the advice of counsel, intends to take the position that interest payments on the Junior Subordinated Debentures will be deductible by the Company for United States federal income tax purposes. See "Certain Federal Tax Consequences -- Classification of the Junior Subordinated Debentures." Adverse developments relating to the deductibility of interest, whether arising in connection with the case currently pending in the United States Tax Court or not, could give rise to a Tax Event.

"Investment Company Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent counsel experienced in practice under the Investment Company Act of 1940, as amended (the "1940 Act"), that as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of any accompanying Prospectus relating to Junior Subordinated Debentures.

"Special Event" means a Tax Event or an Investment Company Event.


Limited Voting Rights
Generally, holders of TECONS will not have any voting rights, and will not be able to appoint, remove or replace, or to increase or decrease the number of, Trustees, which rights are vested exclusively in the holders of the Common Securities.


Trading Prices of TECONS
The TECONS may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated
Debentures. A holder who disposes of its TECONS between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to its adjusted tax basis in its pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. Accordingly, such a holder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the holders adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.


Potential Market Volatility During Extension Period
As described above, the Company has the right to extend an interest payment period on the Junior Subordinated Debentures from time to time for a period not exceeding 20 consecutive quarterly interest periods. If the Company determines to extend an interest payment period, or if the Company thereafter extends an Extension Period or prepays interest accrued during an Extension Period as described above, the market price of the TECONS is likely to be affected. In addition, as a result of such rights, the market price of the TECONS (which represent an undivided interest in Junior Subordinated Debentures) may be more volatile than other securities on which original issue discount accrues that do not have such rights. A holder that disposes of its TECONS during an Extension Period, therefore, may not receive the same return on its investment as a holder that continues to hold its TECONS.

Possible Price Volatility of the TECONS and Lack of Public Market
There can be no assurance that an active trading market for the TECONS will develop or be sustained. If such a market were to develop, the TECONS could trade at prices that may be higher or lower than their offering price depending upon many factors, including prevailing interest rates, the Company's operating results and the markets for similar securities. Historically, the market for non-investment grade debt has demonstrated substantial volatility in the prices of securities similar to the TECONS. There can be no assurance that the future market for the TECONS will not be subject to similar volatility. Accordingly, no assurance can be given as to the liquidity of the TECONS.

The Initial Purchasers have informed the Company that they currently intend to make a market in the TECONS. However, they are not obligated to do so, and any such market making may be discontinued at any time without notice. See "Plan of Distribution."

                   Ratio of Earnings to Combined Fixed Charges
                    and Preferred Stock Dividend Requirements
The following table sets forth the ratio of earnings to combined fixed charges and preferred stock dividend requirements.



                                                                                                  Three Months
                                                           Year ended December 31,               Ended March 31,
                                                           -----------------------               ---------------
                                                 1993      1994      1995     1996    1997            1998
                                                 ---------------------------------------------------------------


Ratio of earnings to combined fixed
  charges and preferred stock dividend
  requirements .............................     6.23      1.35     0.48(1)   1.32    1.83            1.96


-------------------
(1) Earnings are inadequate by $20.4 million to cover combined fixed charges and preferred stock dividend requirements.

The ratio of earnings to combined fixed charges and preferred stock dividend requirements represents the number of times combined fixed charges and the preferred stock dividend requirements are covered by earnings. For purposes of computing this ratio, earnings consist of income (loss) from continuing operations before income tax provision (benefit), plus fixed charges. Fixed charges consist of net interest expense, discount on accounts receivable securitization, amortization of debt issuance costs and such portion of rental expense which the Company estimates to be representative of the interest factor attributable to such rental expense. The preferred stock dividend requirements are computed by increasing the preferred stock dividend by an amount representing the pre-tax earnings which would be required to cover such preferred stock dividend requirements. A statement setting forth the computation of the above ratios is on file as an exhibit to the Registration Statement of which this Prospectus is a part.

During the period from May 10, 1994 until May 13, 1998, 1,150,000 shares of the Company's Series B Preferred Stock were outstanding, and during that period the Company paid Preferred Stock dividends of approximately $20.7 million. On May 13, 1998, O&M applied substantially all of the proceeds of the Original Offering to repurchase 1,150,000 shares of its Series B Preferred Stock.


                                 Use of Proceeds
There will be no proceeds to the Company or the Trust from the sale of the TECONS pursuant to this Prospectus.


                    Price Range of Common Stock and Dividends
O&M Common Stock trades on the NYSE under the symbol "OMI." The following table sets forth for the periods indicated the high and low prices for the Common Stock as reported on the NYSE Composite Tape.



                                                                      High                   Low
                                                                      ----                   ---

1996
----
First Quarter.................................................       $12.75                $11.25
Second Quarter................................................        14.38                 11.63
Third Quarter.................................................        11.75                  9.25
Fourth Quarter................................................        10.88                  9.25

1997
----
First Quarter.................................................       $11.38                 $9.75
Second Quarter................................................        16.25                 10.75
Third Quarter.................................................        15.38                 12.63
Fourth Quarter................................................        14.88                 13.13




1998
-----
First Quarter.................................................       $19.88                $13.13
Second Quarter................................................        18.88                 10.00



On June 30, 1998, the reported last sale price of O&M Common Stock on the NYSE Composite Tape was $10.00 per share. As of June 30, 1998, there were approximately 14,400 common shareholders.

The Company paid cash dividends to common shareholders of $0.045 per share in each quarter of 1996 and 1997 and $0.05 per share in each of the first quarter and the second quarter of 1998. Covenants in the Company's Revolving Credit Facility and indenture for the Existing Notes restrict the ability of the Company to pay cash dividends on its common stock.

                                    Business

Overview of the Company
O&M is one of the two largest distributors of medical and surgical supplies in the United States. The Company stocks and distributes approximately 140,000 finished medical and surgical products produced by approximately 2,400 suppliers to approximately 4,000 customers from 42 distribution centers nationwide. The Company's customers are primarily acute care hospitals and hospital-based systems, which account for more than 90% of the Company's net sales, and also include alternate care facilities such as clinics, surgery centers, rehabilitation facilities, nursing homes, physicians' offices and home healthcare. The majority of the Company's sales consist of disposable gloves, dressings, endoscopic products, intravenous products, needles and syringes, sterile procedure trays, surgical products and gowns, urological products and wound closure products. In 1997, the Company reported net sales of $3.12 billion and net income of $24.3 million.

The Company has significantly expanded its national presence over the last five years through both internal growth and acquisitions. Since 1992, the Company has grown from 29 medical distribution centers serving 37 states to 42 distribution centers serving 50 states and the District of Columbia. In May 1994, the Company acquired Stuart, then the third largest distributor of medical and surgical supplies in the United States with 1993 net sales of approximately $890.5 million.

The Company distributes its products in a low-cost, efficient manner through its use of advanced warehousing, delivery, purchasing and other techniques. The Company has reduced the cost of its distribution infrastructure by implementing warehouse technology, rationalizing its supplier relationships and reducing the number of SKUs it carries from 250,000 to 140,000 during 1997.


Business Strategy
The Company is committed to providing its customers and suppliers with the most responsive, efficient and cost effective distribution system for the delivery of medical and surgical products and services. To meet this commitment, the Company has implemented the following strategy:

(i) Maintain the highest quality of service in the medical/surgical supply distribution industry. O&M distributes approximately 140,000 medical and surgical supplies to approximately 4,000 customers nationwide. The Company maintains its high quality distribution services by providing customers with local sales and service support and timely delivery of supplies. In addition, the Company provides services to assist customers with cost containment, efficiency and standardization.

(ii) Convert information into knowledge into profits. The Company has created a valuable database of information from its customers and suppliers as well as from its own internal activities. The Company uses this information about product usage, ordering patterns and supplier agreements to help customers reduce delivery costs and manage inventory more effectively. For example, the Company's CostTrack activity-based management program enables customers to select the distribution services that are most valuable to them and to make process changes that reduce system costs. The Company's Decision Support System ("DSS") enables the Company to provide customers with account-specific information on product usage and ordering patterns.

(iii) Service integrated healthcare networks. Major acute care hospitals have become hospital consolidators, aligning with or acquiring outpatient and long-term care facilities to form integrated healthcare networks ("IHNs"). The Company works as a partner with IHNs to identify and fulfill the distinct order management and distribution needs of the various segments of each network. Using technological tools, the Company assists its IHN customers to operate as unified networks, align business functions, standardize products and reduce costs. For instance, with DSS, the Company can provide the IHN with comparisons of product usage, ordering and pricing patterns for each of the facilities within the network so that the IHN can standardize its facilities with the appropriate products at the lowest cost.

Industry Overview
Distributors of medical and surgical supplies provide a wide variety of medical and surgical products to healthcare providers, including hospitals and hospital-based systems, IHNs and alternate care providers. In recent years, the medical/surgical supply distribution industry has grown due to the rising consumption of medical and surgical supplies. The increase in consumption has been the result of an aging population and emerging medical technology resulting in new healthcare procedures and products. The healthcare industry has also been characterized by the consolidation of healthcare providers into larger and more sophisticated entities that are increasingly seeking lower procurement costs and incremental services through a broad distribution network capable of meeting all of their inventory management needs. In recent years, major acute care hospitals have become hospital consolidators, aligning with or acquiring any number of outpatient and long-term care facilities to form IHNs. As a whole, these IHNs provide a full continuum of inpatient, outpatient and long-term care and are looking for partners to fulfill the distinct order management and distribution needs of their entire network.

The traditional role of a distributor involves warehousing and delivering medical and surgical supplies to a customer. Increasingly, distributors assist their partners to operate as a more unified network and act as asset managers. The quality of information generated by a national distributor, in terms of its ability to discern utilization patterns across a broad spectrum of products, customers and locations, is more useful to both suppliers and customers than that of smaller distributors. Larger distributors are offering a wide array of customized asset management services, including enhanced inventory management services that provide a continuous inventory replenishment process ("CRP"), asset management consulting and stockless and just-in-time inventory programs. These services have been built upon the large distributors' capabilities to develop and manage large databases of information with the flexibility to interact with various customer needs. The Company expects that further consolidation in the medical/surgical supply distribution industry will continue because of the competitive advantages enjoyed by larger distributors.


Customers
The Company currently markets its distribution services to approximately 4,000 healthcare providers, including hospitals, IHNs and alternate care providers. O&M contracts with these providers directly and through national healthcare networks ("Networks") and group purchasing organizations ("GPOs").

National Healthcare Networks and Group Purchasing Organizations
Networks and GPOs are entities that act on behalf of a group of healthcare providers to obtain pricing and other benefits that may be unavailable to individual members. Hospitals, physicians and other types of healthcare providers have joined Networks and GPOs to obtain services from medical and surgical supply distributors ranging from discounted product pricing to logistical and clinical support. Networks and GPOs negotiate directly with both medical and surgical product suppliers and distributors on behalf of their members, establishing exclusive or multi-supplier relationships.

Networks and GPOs do not issue purchase orders or collect funds on behalf of their members and they cannot ensure that members will purchase their supplies from a given supplier. Because the combined purchasing volumes of their member institutions are very large, Networks and GPOs have the buying power to negotiate price discounts for the most commonly used medical and surgical products and for logistical services without having to guarantee minimum purchasing volumes. Members may belong to more than one Network or GPO, and they are also free to negotiate directly with distributors and suppliers. As a result, healthcare providers often select the best pricing and other benefits from among those offered through several Networks and GPOs. Most Networks and GPOs do not compel members to use O&M when it is the Network's or the GPO's primary distributor. O&M believes that, in such circumstances, the incentives for Network or GPO members to buy supplies through the Network's or GPO's contract with the Company are strong. The Company plans to continue to maintain and strengthen its relationships with selected Networks and GPOs as a means of securing its leading market position. Sales to the Company's top five Network or GPO customers represented approximately 78% of its net sales in 1997. Since 1985, the Company has been a distributor for VHA, one of the largest provider networks for not-for-profit hospitals, representing over 1,500 healthcare organizations. Sales to members of VHA represented approximately 40% of the Company's net sales in 1997.

Integrated Healthcare Networks
An IHN is an organization which is composed of several healthcare facilities that jointly offer a variety of healthcare services in a given market. These providers may be individual not-for-profit or investor-owned entities that are joined by a formal business arrangement, or they may all be part of the same legal entity. An IHN is distinguished by the fact that it is typically a network of different types of healthcare providers that are strategically located within a defined service area and seeks to offer a broad spectrum of healthcare services and comprehensive geographic coverage to a particular local market. Although an IHN may include alternate care facilities, hospitals are usually the key component of any IHN.

O&M believes that IHNs have become increasingly important because of their expanding role in healthcare delivery and cost containment and their reliance upon the hospital, O&M's traditional customer, as a key component of their organizations. Individual healthcare providers within a multiple-entity IHN may be able to contract individually for distribution services; however, O&M believes that the providers' shared economic interests create strong incentives for participation in distribution contracts which are established at the system level. Additionally, single-entity IHNs are usually committed to using the primary distributor designated at the corporate level because they are all part of the same legal entity. Because IHNs frequently rely on cost containment as a competitive advantage, IHNs have become an important source of demand for O&M's enhanced inventory management and other value-added services.

Since 1994, the Company has been the primary distributor for Columbia/HCA, an investor-owned system of hospitals and alternate care facilities. The Company provides distribution and other inventory management services to Columbia/HCA hospitals and alternate care facilities. Columbia/HCA is the Company's largest IHN customer, owning over 300 hospitals and over 600 alternate care providers throughout the United States.

On May 26, 1998, Columbia/HCA informed the Company of its intention to cancel its medical/surgical supply contract. The terms of this contract, which terminates in May 1999, permit cancellation by either party without cause on 90 days notice. In 1997, approximately 11% of the Company's net sales were to Columbia/HCA facilities.

The Company and Columbia/HCA have agreed upon a plan for transition of the Columbia/HCA business. This plan will result in a reduction in purchases by Columbia/HCA from the Company beginning in the third quarter of 1998. By the end of the third quarter, the majority of the Columbia/HCA business should have transferred from the Company.

The Company's preliminary estimates are that net income will be reduced by approximately $1.5 million to $2.0 million in 1998 and approximately $3.0 million to $4.0 million in 1999, as the result of the early termination of this contract. In addition, the Company expects to record a one time restructuring charge of between $7.0 million and $8.5 million after taxes in the second quarter of 1998, as a result of the contract termination. This charge will consist primarily of costs associated with employee separations and reductions in warehouse space.


Individual Providers
In addition to contracting with healthcare providers at the IHN level and through Networks and GPOs, O&M contracts directly with healthcare providers. In 1997, not-for-profit hospitals represented a majority of these facilities.


Contracts and Pricing
Industry practice is for healthcare providers to negotiate product pricing directly with suppliers and then negotiate distribution pricing terms with distributors. Contracts in the medical/surgical supply distribution industry establish the price at which products will be distributed, but generally do not require minimum purchase volumes by customers and are terminable by the customer upon short notice. Accordingly, most of the Company's contracts with customers do not guarantee minimum sales volumes. The Company continuously makes proposals for the acquisition of new contracts from existing and possible new customers and the retention of business from existing customers. There can be no assurance that the Company will retain any particular contracts when they come up for renewal or that it will obtain any new contracts for which proposals are requested.

The majority of the Company's contracts compensate the Company on a cost-plus percentage basis under which a negotiated percentage distributor fee is added to the product cost agreed to by the customer and the supplier. This negotiated distributor fee is calculated either on a fixed cost-plus percentage basis or a variable cost-plus percentage basis that varies according to the services rendered and the dollar volume of purchases. Under this variable type of pricing, as the Company's sales to an institution grow, the cost-plus pricing charged to the customer decreases. Additionally, the Company has contracts that charge incremental fees for additional distribution and enhanced inventory management services, such as more frequent deliveries and distribution of products in small units of measure. Although the Company's marketing and sales personnel based in the distribution centers negotiate local contracts and pricing levels with customers, management has established minimum pricing levels and a contract review process.


Services
The Company's core competency is the timely and accurate delivery of bulk medical and surgical supplies at a low cost. In addition to these core distribution services, the Company offers flexible delivery alternatives supported by inventory management services to meet the varying needs of its customers. See "Business -- Asset Management."

The Company's information technology ("IT") systems enable the Company to offer its customers the following services to minimize their inventory holding requirements:

Focus on Consolidation, Utilization & Standardization (FOCUS). The FOCUS program drives standardization and consolidation that increases the volume of purchases from the Company's most efficient suppliers and provides operational benefit for customers.

CostTrack. CostTrack is an activity-based costing and pricing model that allows management to identify the cost-drivers in specific distribution activities, giving customers the information they need to make decisions about the distribution services they require. CostTrack is also used to price value-added services accurately.

Decision Support System. DSS enables the Company to customize and analyze information for its customers so that they can make better, well-supported business decisions. Through distribution activities, the Company collects and stores a wealth of information about customers' product usage, ordering patterns and contractual agreements with suppliers. This leading-edge technology enables comparisons of information about product usage, ordering and pricing for each of the facilities within an integrated healthcare network. With this information in hand, a customer can standardize all facilities on the right products at the lowest cost.

PANDAC(R). The PANDAC(R) wound closure management system provides customers with an accurate evaluation of their current wound closure inventories and usage levels in order to reduce costs for wound closure products. The Company guarantees that PANDAC(R) will generate a minimum of 5% savings in total wound closure inventory expenditures during its first year of use.

Information Technology
O&M makes major investments each year in IT to improve operational efficiency, enhance business decision making and support supply chain management initiatives with customers and suppliers.

Electronic Data Interchange is an integral part of the Company's IT and business strategy, and the Company is at the forefront in using electronic commerce technologies with customers and suppliers for efficient purchasing, invoicing, funds transfer and contract pricing. Computer-to-computer transfer of data through EDI significantly reduces the paperwork and manual effort required to process business transactions and is a key contributor to the Company's operational efficiency. With the rapid evolution of the Internet, the Company is responding in 1998 with the introduction of an electronic product catalog and an Internet-based direct ordering system for use by customers.

In 1997, the Company introduced its data warehousing system and DSS. DSS, which won the Data Warehousing Institute 1997 Best Practices Award, gives users throughout the Company the ability to access a repository of business data for ad hoc reporting and analysis. Selected customers are also using the DSS information to make cost saving decisions related to product standardization and utilization. In 1998, the DSS capabilities will be made available to customers and suppliers.

Currently, the majority of the Company's computing needs is met by traditional mainframe-based software applications. A new inventory forecasting system implemented during 1996 was the Company's first client/server application, and the Company continues to enhance this inventory forecasting system. In 1998, O&M will be undertaking a major initiative to implement a new client/server warehouse management system in all operating Divisions. This new system will enable the Company to standardize warehousing business practices across the country and to continue to promote operational efficiency.

The Company is working to ensure that its systems are date compliant for the next millennium, and is either replacing, repairing or retiring computer hardware, system software and business applications as needed to ensure Year
2000 compliance. The Company is also working closely with customers and suppliers to ensure that they have developed plans to address the Year 2000 issue. The Company expects that its Year 2000 remediation efforts will be substantially complete by the end of the first quarter of 1999.


Sales and Marketing
The Company's sales and marketing force is organized on a decentralized basis in order to provide individualized services to customers by giving the local sales force at each distribution center the discretion to respond to customers' needs quickly and efficiently. The sales and marketing force, which is divided into three tiers, consists of approximately 240 locally based sales personnel. In order to ensure that all of the Company's customers receive high levels of customer service, each tier of the sales force is dedicated to specific functions. The first tier of the Company's sales force focuses on developing relationships with large hospitals, IHN customers and certain alternate site customers. The second tier, the sales representatives, aims to increase penetration of existing accounts and provides daily support services to existing accounts. The remaining tier, the Company's customer service representatives, provides general daily support and information to new and existing customers. Corporate personnel and IT employees work closely with the local sales force to support the marketing of O&M's inventory management capabilities and the strengthening of customer relationships.

All division sales and marketing personnel receive performance based compensation aligned with customer satisfaction and O&M's financial performance. In addition, the Company, with the support of its suppliers, emphasizes quality and IT in comprehensive training programs for its sales and marketing force to sharpen customer service skills. In order to respond rapidly to their customers' needs, all marketing and sales personnel are equipped with laptop computers that provide access to (i) order, inventory and payment status, (ii) customized reporting and data analysis and (iii) computer programs, such as CostTrack and PANDAC(R).


Suppliers
The Company believes that its size, strong, long-standing relationships and independence enable it to obtain attractive terms and incentives from suppliers and contribute significantly to the Company's gross margin. The Company conducts business with approximately 2,400 suppliers and has well established relationships with virtually all of the major suppliers of medical and surgical supplies. Approximately 20% of the Company's net sales in 1997 were sales of Johnson & Johnson Hospital Services, Inc. products.


Distribution
The Company employs a decentralized approach to sales and customer service, operating 42 distribution centers throughout the United States. The Company's distribution centers currently provide products and services to customers in 50 states and the District of Columbia. The range of products and customer and administrative services provided by a particular distribution facility are determined by the characteristics of the market it serves. Most distribution centers are managed as separate profit centers. Most functions, including purchasing, customer service, warehousing, sales, delivery and basic financial tasks, are conducted at the distribution center and are supported by corporate personnel. Although the Company continues to seek opportunities to reduce costs, it still supports the belief that the decentralized nature of its distribution system provides customers with flexible and individualized service and contributes to overall cost reductions.

The Company delivers most medical and surgical supplies with a leased fleet of trucks. Distribution centers generally service hospitals and other customers within, on average, a 100 to 150 mile radius. Parcel services are used to transport all other medical and surgical supplies. The frequency of deliveries from distribution centers to principal accounts varies by customer account.

Asset Management
The Company aims to provide the highest quality of service in the medical/surgical supply distribution industry by focusing on providing suppliers and customers with local sales and service support and the most responsive, efficient and cost effective distribution of medical and surgical products. The Company draws on technology to provide a broad range of value-added services in order to attract and retain customers and suppliers and control inventory and accounts receivable. The Company has made significant investments in information technology and advanced warehousing, delivery and purchasing techniques to help customers reduce delivery costs, manage inventory more effectively and electronically place orders for supplies.

Inventory
Due to the Company's significant investment in inventory to meet the rapid delivery requirements of its customers, efficient asset management is essential to the Company's profitability. O&M maintains inventories of approximately 140,000 finished medical and surgical products produced or distributed by approximately 2,400 suppliers. The majority of these products consists of disposable gloves, dressings, endoscopic products, intravenous products, needles and syringes, sterile procedure trays, surgical products and gowns, urological products and wound closure products. The significant and ongoing emphasis on cost control in the healthcare industry puts pressure on distributors and healthcare providers to create more efficient inventory management systems.

The Company has responded to these ongoing changes by developing and improving warehousing techniques, including the use of radio-frequency hand-held computers and bar-coded labels that identify location, routing and inventory picking and replacement, to allow the Company to monitor inventory throughout its distribution systems. The Company has implemented additional programs to manage inventory including a client/server based inventory forecasting system, warehouse slotting and reconfiguration techniques, CRP and FOCUS. The forecasting system uses historical information to analyze current and historic trends to reduce the cost of carrying unnecessary inventory and to increase inventory turnover. CRP, which utilizes computer-to-computer interfaces, allows suppliers to monitor daily sales and inventory levels so that they can automatically and accurately replenish the Company's inventory. The FOCUS program is the Company's product standardization and consolidation initiative. By increasing the volume of purchases from its most efficient suppliers, the Company reduces operational costs for its customers, its suppliers and itself. To qualify as a FOCUS partner, the Company requires participating suppliers to satisfy minimum requirements, such as automated purchasing, exceeding minimum fill rates and offering a flexible returned goods policy.

In 1997, the Company reduced its number of SKUs to approximately 140,000 from 250,000 and also reduced the number of suppliers with which it conducts business from approximately 3,000 to 2,400. In addition, the Company increased its inventory turnover to 9.9 times at December 31, 1997 from 8.9 times at December 31, 1996.


Accounts Receivable
The Company's credit practices are consistent with those of other medical and surgical supply distributors. The Company actively manages its accounts receivable to minimize credit risk and does not believe that credit risk associated with accounts receivable poses a significant risk to its results of operations. The Company reduced accounts receivable days sales outstanding (excluding the impact of the Receivables Financing Facility) to 33.4 days in 1997 from 36.1 days in 1996.


Competition
The medical/surgical supply distribution industry in the United States is highly competitive and consists of three major nationwide distributors, the Company, Allegiance Corporation and McKesson Corp., which acquired General Medical Corporation in February 1997. The industry also includes Bergen Brunswig Medical Corporation, which is a wholly owned subsidiary of Bergen Brunswig Corporation and is a smaller national distributor of medical and surgical supplies, and a number of regional and local distributors. Competition within the medical/surgical supply distribution industry exists with respect to total delivered product cost, product availability, the ability to fill and invoice orders accurately, delivery time, efficient computer communication capabilities, services provided, breadth of product line, inventory management including the benefits of information technology and the ability to meet special requirements of customers.

Further consolidation of medical and surgical supply distributors is expected to continue through the purchase of smaller distributors by larger companies as a result of competitive pressures in the market place. The Company believes it competes with large national distributors based on economies of scale. The Company believes its decentralized approach to distribution enables it to effectively compete with smaller local distributors by being located near the customer and offering a high level of customer service.


Regulation
The medical/surgical supply distribution industry is subject to regulation by federal, state and local government agencies. Each of the Company's distribution centers is licensed to distribute medical and surgical supply products as well as certain pharmaceutical and related products. The Company must comply with regulations, including operating and security standards for each of its distribution centers, of the Food and Drug Administration, the Drug Enforcement Agency, the Occupational Safety and Health Administration, state boards of pharmacy and, in certain areas, state boards of health. The Company believes that it is in material compliance with all statutes and regulations applicable to distributors of medical and surgical supply products and pharmaceutical and related products, as well as other general employee health and safety laws and regulations. The current government focus on healthcare reform and the escalating cost of medical care has increased pressure on all participants in the healthcare industry to reduce the costs of products and services.


Employees
As of March 31,  1998,  the  Company  employed  approximately  3,000  employees.
Approximately 33 employees are currently covered by a collective bargaining agreement at one of the Company's distribution centers. The Company believes that its relations with its employees are good.

O&M believes that on-going employee training is critical to employee performance. The Company emphasizes quality and technology in training programs designed to increase employee efficiency by sharpening overall customer service skills and by focusing on functional best practices.


Properties
The Company's corporate headquarters are located in western Henrico County, in a suburb of Richmond, Virginia, in leased facilities. The Company owns two undeveloped parcels of land, which are adjacent to the Company's corporate headquarters.

The Company leases offices and warehouses for its 42 distribution centers in 41 cities throughout the United States. In 1997, the Company opened one new distribution center, relocated one distribution center and expanded one distribution center. Three distribution centers were consolidated into existing locations. The Company continuously evaluates the efficiency of its distribution and administrative support systems. The Company expands or reduces facilities as needed to meet current and anticipated business needs.

The Company believes that its facilities are adequate to carry on its business as currently conducted. All of the Company's distribution centers are leased from unaffiliated third parties. A number of the leases related to the above properties are scheduled to terminate within the next several years. The Company believes that, if necessary, it could find facilities to replace these leased premises without suffering a material adverse effect on its business.


Legal Proceedings
As of January 30, 1998, Stuart is named as a defendant along with product manufacturers, distributors, healthcare providers, trade associations and others in approximately 136 lawsuits, filed in various federal and state courts (the "Cases"). The Cases represent the claims of approximately 145 plaintiffs claiming personal injuries and approximately 73 spouses asserting claims for loss of consortium. The Cases seek damages for personal injuries allegedly attributable to spinal fixation devices. The great majority of the Cases seek compensatory and punitive damages in unspecified amounts.

Prior to December 1992, Stuart distributed spinal fixation devices manufactured by Sofamor SNC, a predecessor of Sofamor Danek Group, Inc. ("Sofamor Danek"). Approximately one third of the claims involve plaintiffs implanted with spinal fixation devices manufactured by Sofamor Danek. Such plaintiffs allege that Stuart is liable to them under applicable products liability law for injuries caused by such devices distributed and sold by Stuart. In addition, such plaintiffs allege that Stuart distributed and sold the spinal fixation devices through deceptive and misleading means and in violation of applicable law. In the remaining Cases, plaintiffs seek to hold Stuart liable for injuries caused by other manufacturers' devices that were neither distributed nor sold by Stuart. Such plaintiffs allege that Stuart engaged in a civil conspiracy and concerted action with manufacturers, distributors and others to promote the sale of spinal fixation devices through deceptive and misleading means and in violation of applicable law. Stuart never manufactured any spinal fixation devices. The Company believes that affirmative defenses are available to Stuart. All Cases filed against Stuart have been, and will continue to be, vigorously defended.

A majority of the Cases have been transferred to, and consolidated for pretrial proceedings, in the Eastern District of Pennsylvania in Philadelphia under the style MDL Docket No. 1014: In re Orthopedic Bone Screw Products Liability Litigation. Discovery proceedings, including the taking of depositions, have been ongoing in certain of the Cases, and, in a number of Cases, discovery has been completed and these Cases have been remanded back for trial to those jurisdictions where they were originally filed. The Company is unable at this time to determine with certainty whether or not Stuart may be held liable.

Based upon management's analysis of indemnification agreements between Stuart and Sofamor Danek, the manufacturer of the devices distributed by Stuart, the Company believes that Stuart is entitled to indemnification by Sofamor Danek at least with respect to claims brought by plaintiffs implanted with devices manufactured by Sofamor Danek. Such Cases are being defended by Stuart's insurance carriers. Regarding those Cases filed by plaintiffs implanted with other manufacturers' devices, one of Stuart's primary insurance carriers has notified a representative of the former shareholders of Stuart that it will withdraw its provision of defense of such Cases and another one of Stuart's primary insurance carriers has notified a representative of the former shareholders of Stuart that it has declined to provide a defense for such Cases, in both instances asserting that such Cases involve only conspiracy and concerted action claims. The former shareholders of Stuart are contesting the insurance companies' withdrawal and declination of the defense of such Cases. The Company and Stuart are also contractually entitled to indemnification by the former shareholders of Stuart for any liabilities and related expenses incurred by the Company or Stuart in connection with the foregoing litigation. The Company believes that Stuart's available insurance coverage together with the indemnification rights discussed above are adequate to cover any losses should they occur, and accordingly has accrued no liability therefor. Except as set forth above, the Company is not aware of any uncertainty as to the availability and adequacy of such insurance or indemnification, although there can be no assurance that Sofamor Danek and the former shareholders will have sufficient financial resources in the future to meet such obligations.

In addition, as of February 16, 1998, 30 individual lawsuits seeking monetary damages, in most cases of an unspecified amount, have been filed by multiple plaintiffs in federal and state courts against the Company, manufacturers, and other distributors and sellers of natural rubber latex products. These lawsuits allege injuries ranging from dermatitis and allergic reactions to anaphylactic shock arising from the use of latex products, principally medical gloves. The Company may be named as a defendant in additional similar cases in the future. In the course of its medical supply business, the Company has distributed latex products, including medical gloves, but it does not, nor has it ever, manufactured any latex products. The defense costs of these lawsuits are being paid by the Company's insurers and the Company believes at this time that any potential liability and future defense costs will also be covered by its insurance, subject to policy limits and insurer solvency. Since all of these cases are in early stages of trial preparation, the likelihood of an unfavorable outcome for the Company or the amount or range of potential loss with respect to any of these matters cannot be reasonably determined at this time.

The Company is party to a lawsuit claiming failure to meet certain contractual obligations involving a distribution agreement. The plaintiff is seeking $3.3 million in compensatory damages, and the Company has, in turn, filed a counterclaim alleging breach of contract. At this time, management believes that the final outcome of this lawsuit will not materially affect the Company's financial condition or results of operations.

The Company is party to various other legal actions that are ordinary and incidental to its business. While the outcome of legal actions cannot be predicted with certainty, management believes the outcome of these proceedings will not have a material adverse effect on the Company's financial condition or results of operations.

                              Owens & Minor Trust I
O&M Trust is a statutory business trust formed under the Delaware Business Trust Act (the "Business Trust Act") pursuant to a declaration of trust dated May 13, 1998 among certain of the Trustees and the Company (the "Declaration") and the filing of a certificate of trust with the Secretary of State of the State of Delaware, copies of which have been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Declaration is qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").


Trust Securities
Upon issuance of the TECONS, the holders thereof will own all of the issued and outstanding TECONS. The Company will acquire Common Securities in an amount equal to at least 3% of the total capital of the Trust and will own, directly or indirectly, all of the issued and outstanding Common Securities. The Trust exists for the purpose of (a) issuing its Trust Securities for cash and investing the proceeds thereof in an equivalent amount of Junior Subordinated Debentures and (b) engaging in such other activities as are necessary, convenient and incidental thereto. The rights of the holders of the Trust Securities, including economic rights, rights to information and voting rights, are as set forth in the Declaration, the Business Trust Act and the Trust Indenture Act. The Declaration does not permit the incurrence by the Trust of any indebtedness for borrowed money or the making of any investment other than in the Junior Subordinated Debentures. In the Declaration, the Company has agreed to pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including the fees and expenses of the Trustees and any income taxes, duties and other governmental charges, and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes.


Powers and Duties and Trustees
The number of trustees (the "Trustees") of O&M Trust shall initially be five. Three of such Trustees (the "Regular Trustees") are individuals who are employees or officers of the Company. The fourth such trustee will be The First National Bank of Chicago, which is unaffiliated with the Company and which will serve as the property trustee (the "Property Trustee") and act as the indenture trustee for purposes of the Trust Indenture Act. The fifth such trustee is First Chicago Delaware Inc., which has its principal place of business in the State of Delaware (the "Delaware Trustee"). Pursuant to the Declaration, legal title to the Junior Subordinated Debentures purchased by the Trust will be held by the Property Trustee for the benefit of the holders of the Trust Securities, and the Property Trustee will have the power to exercise all rights, powers and privileges under the Indenture with respect to the Junior Subordinated Debentures. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments in respect of the Junior Subordinated Debentures purchased by the Trust for the benefit of the holders of Trust Securities. The Property Trustee will promptly make distributions to the holders of the Trust Securities out of funds from the Property Account. The Guarantee is separately qualified under the Trust Indenture Act and will be held by The First National Bank of Chicago, acting in its capacity as indenture trustee with respect thereto, for the benefit of the holders of the TECONS. As used in this Prospectus, the term "Property Trustee" with respect to the Trust refers to The First National Bank of Chicago acting either in its capacity as a Trustee under the Declaration and the holder of legal title to the Junior Subordinated Debentures purchased by the Trust or in its capacity as indenture trustee under, and the holder of, the Guarantee, as the context may require. The Company, as the direct or indirect owner of all of the Common Securities of the Trust, will have the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace Trustees and to increase or decrease the number of Trustees, provided that the number of Trustees shall be, except under certain circumstances, at least five and the majority of Trustees shall be Regular Trustees. The term of the Trust set forth in this Prospectus may terminate earlier as provided in the Declaration.

The duties and obligations of the Trustees of the Trust shall be governed by the Declaration, the Business Trust Act and the Trust Indenture Act. Under its Declaration, the Trust shall not, and the Trustees shall cause the Trust not to, engage in any activity other than as required or authorized by the Declaration. In particular, the Trust shall not and the Trustees shall cause the Trust not to
(a) invest any proceeds received by the Trust from holding the Junior Subordinated Debentures purchased by the Trust but shall promptly distribute from the Property Account all such proceeds to holders of Trust Securities pursuant to the terms of the Declaration and of the Trust Securities; (b) acquire, dispose of, or substitute for, any Trust assets other than as expressly provided in the Declaration; (c) possess Trust property for other than a Trust purpose; (d) make any loans, other than loans represented by the Junior Subordinated Debentures; (e) possess any power or otherwise act in such a way as to vary the assets of the Trust or the terms of its Trust Securities in any way whatsoever; (f) issue any securities or other evidences of beneficial ownership of, or beneficial interests in, the Trust other than its Trust Securities; (g) incur any indebtedness for borrowed money or (h)(i) direct the time, method and place of exercising any trust or power conferred upon the Indenture Trustee (as defined under "Description of the Junior Subordinated Debentures") with respect to the Junior Subordinated Debentures deposited in the Trust as trust assets or upon the Property Trustee with respect to the TECONS, (ii) waive any past default that is waivable under the Indenture or the Declaration, (iii) exercise any right to rescind or annul any declaration that the principal of all of the Junior Subordinated Debentures deposited in the Trust as trust assets shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or such Junior Subordinated Debentures, in each case where such consent shall be required, unless in the case of this clause (h) the Property Trustee shall have received an unqualified opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that such action will not cause the Trust to be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership and that the Trust will continue to be classified as a grantor trust for United States federal income tax purposes.

Books and Records
The books and records of O&M Trust will be maintained at the principal office of the Trust, located at 4800 Cox Road, Glen Allen, Virginia 23060, and will be open for inspection by a holder of TECONS or his representative for any purpose reasonably related to his interest in O&M Trust during normal business hours.


The Property Trustee
The Property Trustee, for the benefit of the holders of the Trust Securities of the Trust, is authorized under the Declaration to exercise all rights under the Indenture with respect to the Junior Subordinated Debentures deposited in O&M Trust as trust assets, including its rights as the holder of such Junior Subordinated Debentures to enforce the Company's obligations under such Junior Subordinated Debentures upon the occurrence of an Indenture Event of Default.

The Property Trustee shall also be authorized to enforce the rights of holders of TECONS under the Guarantee. If the Trust's failure to make distributions on the TECONS is a consequence of the Company's exercise of any right under the terms of the Junior Subordinated Debentures deposited in the Trust as trust assets to extend the interest payment period for such Junior Subordinated Debentures, the Property Trustee will have no right to enforce the payment of distributions on such TECONS until an event of default under the Declaration with respect to the Trust Securities (an "Event of Default" or "Declaration Event of Default") shall have occurred. Holders of at least a majority in liquidation amount of the TECONS held by the Trust will have the right to direct the Property Trustee with respect to certain matters under the Declaration and the Guarantee. If the Property Trustee fails to enforce its rights under the Indenture or fails to enforce the Guarantee, to the extent permitted by applicable law, any holder of TECONS may, after a period of 30 days has elapsed from such holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding against the Company to enforce such rights or the Guarantee, as the case may be. In addition, the holders of at least 25% in aggregate liquidation preference of the outstanding TECONS would have the right to directly institute proceedings for enforcement of payments to such holders of principal of, or premium, if any, or interest on the Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation preference of the TECONS of such holders (a "Direct Action"). In connection with such Direct Action, the Company will be subrogated to the rights of such holder of TECONS under the Declaration to the extent of any payment made by the Company to such holders of TECONS in such Direct Action.

Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of TECONS may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the TECONS of such holder (a "Holder Direct Action") on or after the respective due date specified in the Junior Subordinated Debentures. In connection with such Holder Direct Action, the Company will be subrogated to the rights of such holder of TECONS under the Declaration to the extent of any payment made by the Company to such holder of TECONS in such Holder Direct Action.

                            Description of the TECONS
The TECONS will be issued pursuant to the terms of the Declaration which is qualified under the Trust Indenture Act. The Property Trustee, The First National Bank of Chicago, but not the other Trustees of the Trust, will act as the indenture trustee for purposes of the Trust Indenture Act. The terms of the TECONS and the Declaration include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act and the Business Trust Act. The following summarizes the material terms and provisions of the TECONS and is qualified in its entirety by reference to, the Declaration, the Business Trust Act and the Trust Indenture Act.


General
The Declaration authorizes the Trust to issue the TECONS, which represent preferred undivided beneficial interests in the assets of the Trust, and the Common Securities, which represent common undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned, directly or indirectly, by the Company. The Common Securities and the TECONS rank pari passu with each other and will have equivalent terms except that (i) if a Declaration Event of Default occurs and is continuing, the rights of the holders of the Common Securities to payment in respect of periodic Distributions and payments upon liquidation, redemption or otherwise are subordinated to the rights of the holders of the TECONS and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace Trustees and to increase or decrease the number of Trustees. The Declaration does not permit the issuance by the Trust of any securities or other evidences of beneficial ownership of, or beneficial interests in, the Trust other than the TECONS and the Common Securities, the incurrence of any indebtedness for borrowed money by the Trust or the making of any investment other than in the Junior Subordinated Debentures. Pursuant to the Declaration, the Property Trustee will own and hold the Junior Subordinated Debentures as trust assets for the benefit of the holders of the TECONS and the Common Securities. The payment of Distributions out of moneys held by the Property Trustee and payments on redemption of the TECONS or liquidation of the Trust are guaranteed by the Company on a subordinated basis as and to the extent described under "Description of the Guarantee." The Property Trustee will hold the Guarantee for the benefit of holders of the TECONS. The Guarantee is a full and unconditional guarantee from the time of issuance of the TECONS, but the Guarantee covers Distributions and other payments on the TECONS only if and to the extent that the Company has made a payment to the Property Trustee of interest, premium or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. See " -- Voting Rights."


Distributions
Distributions on the TECONS will be fixed at an annual rate of $2.6875 per TECONS. Distributions in arrears for more than one calendar quarter will bear interest thereon at the rate per annum of 5.375% (to the extent permitted by law), compounded quarterly. The term "Distributions" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30 day months.

Distributions on the TECONS will be cumulative, will accumulate from May 13, 1998 and, except as otherwise described below, will be payable quarterly in arrears on each January 31, April 30, July 31 and October 31, commencing on July 31, 1998, but only if, and to the extent that, interest payments are made in respect of Junior Subordinated Debentures held by the Property Trustee.

So long as the Company shall not be in default in the payment of interest on the Junior Subordinated Debentures, the Company has the right under the Trust Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time on the Junior Subordinated Debentures for a period not exceeding 20 consecutive quarterly interest periods and, as a consequence, the Trust would defer quarterly Distributions on the TECONS (though such Distributions would continue to accumulate, to the extent permitted by applicable law, at the rate of 5.375% per annum, compounded quarterly) during any such Extension Period; provided that no such period may extend beyond the stated maturity of the Junior Subordinated Debentures. If the Company exercises the right to extend an interest payment period, the Company may not declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock during such Extension Period; provided that the foregoing will not apply to any stock dividends or other stock distribution payable by the Company. The provisions of the immediately preceding sentence will not restrict the ability of the Company to redeem rights issued pursuant to the Amended and Restated Rights Agreement, dated as of May 10, 1994, between the Company and Wachovia Bank of North Carolina, N.A., as Rights Agent, as it may be amended from time to time, in an amount per right issued thereunder not to exceed that in effect on the issue date of the Junior Subordinated Debentures. Prior to the termination of any such Extension Period, the Company may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarterly interest periods. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. The Company may also prepay at any time all or any portion of the interest accrued during an Extension Period.
Consequently, there could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Debentures, not to exceed 20 consecutive quarters or to cause any extension beyond the maturity of the Junior Subordinated Debentures. See "Description of the Junior Subordinated Debentures -- Interest" and " -- Option to Extend Interest Payment Period" and "Risk Factors -- Option to Extend Interest Payment Period; Tax Impact of Extension." Payments of accumulated distributions will be payable to holders of TECONS as they appear on the books and records of the Trust on the first record date after the end of an Extension Period.

Distributions on the TECONS must be paid on the dates payable to the extent that the Property Trustee has cash on hand in the Property Account to permit such payment. The funds available for distribution to the holders of the TECONS will be limited to payments received by the Property Trustee in respect of the Junior Subordinated Debentures that are deposited in the Trust as trust assets. See "Description of the Junior Subordinated Debentures." If the Company does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not make distributions on the TECONS. Under the Declaration, if and to the extent the Company does make interest payments on the Junior Subordinated Debentures deposited in the Trust as trust assets, the Property Trustee is obligated to make distributions on the Trust Securities on a Pro Rata Basis. As used in this Prospectus, the term "Pro Rata Basis" shall mean pro rata to each holder of TECONS according to the aggregate liquidation amount of the Trust Securities of O&M Trust held by the relevant holder in relation to the aggregate liquidation amount of all Trust Securities of O&M Trust outstanding unless, in relation to a payment, a Declaration Event of Default has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each holder of the TECONS pro rata according to the aggregate liquidation amount of the TECONS held by the relevant holder in relation to the aggregate liquidation amount of all the TECONS outstanding, and only after satisfaction of all amounts owed to the holders of TECONS, to each holder of Common Securities of O&M Trust pro rata according to the aggregate liquidation amount of all Common Securities outstanding.

The payment of distributions on the TECONS is guaranteed by the Company on a subordinated basis as and to the extent set forth under "Description of the Guarantee." The Guarantee is a full and unconditional guarantee from the time of issuance of the TECONS but the Guarantee covers distributions and other payments on the TECONS only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. Distributions on the TECONS will be made to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which, as long as the TECONS remain in book-entry form, will be one Business Day (as defined herein) prior to the relevant Distribution payment date. Distributions payable on any TECONS that are not punctually paid on any Distribution payment date as a result of the Company having failed to make the corresponding interest payment on the Junior Subordinated Debentures will forthwith cease to be payable to the person whose name such TECONS is registered on the relevant record date, and such defaulted Distribution will instead be payable to the person in whose name such TECONS is registered on the special record date established by the Regular Trustees, which record date shall correspond to the special record date or other specified date determined in accordance with the Indenture; provided, however, that Distributions shall not be considered payable on any Distribution payment date falling within an Extension Period unless the Company has elected to make a full or partial payment of interest accrued on the Junior Subordinated Debentures on such Distribution payment date. Distributions on the TECONS will be paid through the Property Trustee who will hold amounts received in respect of the Junior Subordinated Debentures in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under " -- Book-Entry; Delivery and Form" and " -- The Global TECONS" below. In the event that the TECONS do not continue to remain in book-entry form, the Regular Trustees shall have the right to select relevant record dates which shall be more than one Business Day prior to the relevant payment dates. The Declaration provides that the payment dates or record dates for the TECONS shall be the same as the payment dates and record dates for the Junior Subordinated Debentures. All distributions paid with respect to the Trust Securities shall be paid on a Pro Rata Basis to the holders thereof entitled thereto. If any date on which distributions are to be made on the TECONS is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in the City of New York in the State of New York are authorized or required by any applicable law to close.

Conversion Rights
General
The TECONS will be convertible at any time prior to the close of business on April 30, 2013 (or in the case of the TECONS called for redemption, prior to the close of the business on the Business Day prior to the Redemption Date) (the "Conversion Expiration Date"), at the option of the holders thereof and in the manner described below, into shares of O&M Common Stock at an initial conversion rate of 2.4242 shares of O&M Common Stock for each TECONS (equivalent to a conversion price of $20.625 per share of O&M Common Stock for each TECONS (the "Initial Conversion Price")), subject to adjustment as described under " -- Conversion Price Adjustments -- General" and " -- Conversion Price Adjustments -- Fundamental Change" below. If a TECONS is surrendered for conversion after the close of business on any regular record date for payment of a Distribution and before the opening of business on the corresponding Distribution payment date, then, notwithstanding such conversion, the Distribution payable on such Distribution payment date will be paid in cash to the person in whose name the TECONS is registered at the close of business on such record date, and (other than a TECONS or a portion of a TECONS called for redemption on a redemption date occurring after such record date and on or prior to such Distribution payment date) when so surrendered for conversion, the TECONS must be accompanied by payment of an amount equal to the Distribution payable on such Distribution payment date.

The terms of the TECONS provide that a holder of a TECONS wishing to exercise its conversion right shall surrender such TECONS, together with an irrevocable conversion notice, to the conversion agent (initially the Property Trustee) (the "Conversion Agent"), which shall, on behalf of such holder, exchange such TECONS for an equivalent amount of Junior Subordinated Debentures and immediately convert such Junior Subordinated Debentures into O&M Common Stock. Holders may obtain copies of the required form of the conversion notice from the Conversion Agent. So long as a book-entry system for the TECONS is in effect, however, procedures for converting the TECONS into shares of O&M Common Stock will differ, as described under " -- Book-Entry; Delivery and Form" and " -- The Global TECONS."

No fractional shares of O&M Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by O&M in cash based on the market price of O&M Common Stock on the date such TECONS are surrendered for conversion.


Conversion Price Adjustments -- General
The Initial Conversion Price is subject to adjustment (under formulae set forth in the Trust Indenture) in certain events, including:


     (i) the issuance of O&M Common Stock as a dividend or distribution on O&M Common Stock;

     (ii)    certain subdivisions and combinations of O&M Common Stock;

     (iii) the issuance to all holders of O&M Common Stock of certain rights or warrants to purchase O&M Common Stock at less than the then current market price;

     (iv) the distribution to all holders of O&M Common Stock of (A) equity securities of the Company (other than O&M Common Stock), (B) evidences of indebtedness of the Company and/or (C) other assets (including securities, but excluding (1) any rights or warrants referred to in clause (iii) above, (2) any rights or warrants to acquire any capital stock of any entity other than the Company, (3) any dividends or distributions in connection with the liquidation, dissolution or winding-up of the Company, (4) any dividends payable solely in cash that may from time to time be fixed by the Board of Directors of the Company and (5) any dividends or distributions referred to in clause (i) above);

     (v) distributions to all holders of O&M Common Stock, consisting of cash, excluding (a) any cash dividends on O&M Common Stock to the extent that the aggregate cash dividends per share of O&M Common Stock in any consecutive 12-month period do not exceed the greater of (x) the amount per share of O&M Common Stock of the cash dividends paid on O&M Common Stock in the immediately preceding 12-month period, to the extent that such dividends for the immediately preceding 12-month period did not require an adjustment of the conversion price pursuant to this clause
             (v) (as adjusted to reflect subdivisions or combinations of O&M Common Stock), and (y) 15% of the average of the daily Closing Price (as defined in the Trust Indenture) of O&M Common Stock for the ten consecutive Trading Days (as defined in the Trust Indenture) immediately prior to the date of declaration of such dividend, and (b) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company or a redemption of any rights issued under a rights agreement; provided, however, that no adjustment shall be made pursuant to this clause (v) if such distribution would otherwise constitute a Fundamental Change (as defined below) and be reflected in a resulting adjustment described below; and

     (vi) payment in respect of a tender or exchange offer by the Company or any subsidiary of the Company for O&M Common Stock to the extent that the cash and value of any other consideration included in such payment per share of O&M Common Stock exceed (by more than 10%, with any smaller excess being disregarded in computing the adjustment provided hereby) the first reported sale price per share of O&M Common Stock on the Trading Day next succeeding the Expiration Time (as defined in the Trust Indenture) for such tender or exchange offer.

If any adjustment is required to be made as set forth in clause (v) above as a result of a distribution which is a dividend described in subclause (a) of clause (v) above, such adjustment would be based upon the amount by which such distribution exceeds the amount of the dividend permitted to be excluded pursuant to such subclause (a) of clause (v). If an adjustment is required to be made as set forth in clause (v) above as a result of a distribution which is not such a dividend, such adjustment would be based upon the full amount of such distribution. If an adjustment is required to be made as set forth in clause
(vi) above, such adjustment would be calculated based upon the amount by which the aggregate consideration paid for the O&M Common Stock acquired in the tender or exchange offer exceeds 110% of the value of such shares based on the first reported sale price of O&M Common Stock on the Trading Day next succeeding the Expiration Time. In lieu of making such a conversion price adjustment in the case of certain dividends or distributions, the Company may provide that upon the conversion of the TECONS the holder converting such TECONS will receive, in addition to the O&M Common Stock to which such holder is entitled, the cash, securities or other property which such holder would have received if such holder had, immediately prior to the record date for such dividend or distribution, converted its TECONS into O&M Common Stock.

No adjustment in the conversion price will be required unless the adjustment would require a change of at least 1% in the conversion price then in effect; provided, however, that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

The Company from time to time may, to the extent permitted by law, reduce the conversion price by any amount for any period of at least 20 Business Days (as defined in the Trust Indenture), in which case the Company shall give at least 15 days' notice of such reduction. In particular, the Company may, at its option, make such reduction in the conversion price, in addition to those set forth above, as the Company deems advisable to avoid or diminish any income tax to holders of O&M Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for tax purposes or for any other reasons. See "Certain Federal Tax Consequences -- Adjustment of Conversion Price."

Conversion Price Adjustments -- Fundamental Change
In the event that the Company shall be a party to any transaction or series of transactions constituting a Fundamental Change, including, without limitation,
(i) any recapitalization or reclassification of O&M Common Stock (other than a change in par value or as a result of a subdivision or combination of O&M Common Stock), (ii) any consolidation or merger of the Company with or into another corporation as a result of which holders of O&M Common Stock shall be entitled to receive securities or other property or assets (including cash) with respect to or in exchange for O&M Common Stock (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of the outstanding O&M Common Stock); (iii) any sale or transfer of all or substantially all of the assets of the Company; or (iv) any compulsory share exchange, pursuant to any of which holders of O&M Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that the holder of each TECONS then outstanding shall have the right thereafter to convert such TECONS only into (x) if any such transaction does not constitute a Common Stock Fundamental Change (as defined below), the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of O&M Common Stock issuable upon conversion of such TECONS immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after, in the case of a Non-Stock Fundamental Change (as defined below), giving effect to any adjustment in the conversion price in accordance with clause (i) of the following paragraph, and (y) if any such transaction constitutes a Common Stock Fundamental Change, shares of common stock of the kind received by holders of O&M Common Stock as result of such Common Stock Fundamental Change in an amount determined in accordance with clause (ii) of the following paragraph. The company formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the O&M Common Stock, as the case may be, shall enter into a supplemental indenture with the Indenture Trustee (as defined herein), satisfactory in form to the Indenture Trustee and executed and delivered to the Indenture Trustee, the provisions of which shall establish such right. Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as practical to the relevant adjustments provided for in the preceding paragraphs and in this paragraph.

Notwithstanding any other provision in the preceding paragraphs, if any Fundamental Change occurs, the conversion price in effect will be adjusted immediately after that Fundamental Change as follows:

     (i) in the case of a Non-Stock Fundamental Change, the conversion price per share of O&M Common Stock immediately following such Non-Stock Fundamental Change will be the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, and (B) the result obtained by multiplying the greater of the Applicable Price (as defined below) or the then applicable Reference Market Price (as defined below) by a fraction of which the numerator will be 100 and the denominator of which will be an amount based on the date such Non-Stock Fundamental Change occurs. For the 12-month period beginning May 13, 1998, the denominator will be 105.375, and the denominator will decrease by 0.671875 during each successive 12-month period; provided that the denominator shall in no event be less than 100.0.

     (ii) in the case of a Common Stock Fundamental Change, the conversion price per share of O&M Common Stock immediately following the Common Stock Fundamental Change will be the conversion price in effect immediately prior to the Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as defined below) and the denominator of which is the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of O&M Common Stock (subject to certain limited exceptions) is shares of common stock of the successor, acquiror or other third party (and cash, if any, paid with respect to any fractional interests in the shares of common stock resulting from the Common Stock Fundamental Change) and (B) all of the O&M Common Stock (subject to certain limited exceptions) shall have been exchanged for, converted into, or acquired for, shares of common stock (and cash, if any, with respect to fractional interests) of the successor, acquiror or other third party, the conversion price per share of O&M Common Stock immediately following the Common Stock Fundamental Change shall be the conversion price in effect immediately prior to the Common Stock Fundamental Change divided by the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of O&M Common Stock as a result of the Common Stock Fundamental Change.

The foregoing conversion price adjustments are designed, in "Fundamental Change" transactions where all or substantially all of the O&M Common Stock is converted into securities, cash, or property and not more than 50% of the value received by the holders of O&M Common Stock consists of stock listed or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market of the Nasdaq Stock Market, Inc. (a "Non-Stock Fundamental Change," as defined herein), to increase the securities, cash or property into which each TECONS is convertible.

In a Non-Stock Fundamental Change transaction where the initial value received per share of O&M Common Stock (measured as described in the definition of Applicable Price below) is lower than the then applicable conversion price of the TECONS but greater than or equal to the Reference Market Price (as defined herein), the conversion price will be adjusted as described above with the effect that each TECONS will be convertible into securities, cash or property of the same type received by the holders of O&M Common Stock in such transaction but in an amount per TECONS equal to the amount indicated as the denominator as of the date of such transaction as set forth in clause (i) above with respect to conversion prices for Non-Stock Fundamental Changes.

In a Non-Stock Fundamental Change transaction where the initial value received per share of O&M Common Stock (measured as described in the definition of Applicable Price below) is lower than both the conversion price of a TECONS and the Reference Market Price, the conversion price will be adjusted as described above but calculated as though such initial value had been the Reference Market Price.

In a Fundamental Change transaction where all or substantially all the O&M Common Stock is converted into securities, cash, or property and more than 50% of the value received by the holders of O&M Common Stock (subject to certain limited exceptions) consists of listed or Nasdaq National Market traded common stock (a "Common Stock Fundamental Change," as defined herein), the foregoing adjustments are designed to provide in effect that (a) where O&M Common Stock is converted partly into such common stock and partly into other securities, cash, or property, each TECONS will be convertible solely into a number of shares of such common stock determined so that the initial value of such shares (measured as described in the definition of Purchaser Stock Price below) equals the value of the shares of O&M Common Stock into which such TECONS was convertible immediately before the transaction (measured as aforesaid) and (b) where O&M Common Stock is converted solely into such common stock, each TECONS will be convertible into the same number of shares of such common stock receivable by a holder of the number of shares of O&M Common Stock into which such TECONS was convertible immediately before such transaction. In determining the amount and type of consideration received by a holder of O&M Common Stock in the event of a Fundamental Change, consideration received by a holder of O&M Common Stock pursuant to a statutory right of appraisal will be disregarded.

"Applicable Price" means (i) in the event of a Non-Stock Fundamental Change in which the holders of O&M Common Stock receive only cash, the amount of cash receivable by a holder of one share of O&M Common Stock and (ii) in the event of any other Fundamental Change, the average of the Closing Prices (as defined in the First Supplemental Indenture) for one share of O&M Common Stock during the ten Trading Days immediately prior to the record date for the determination of the holders of O&M Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change or, if there is no such record date, prior to the date on which the holders of the O&M Common Stock will have the right to receive such cash, securities, property or other assets.

"Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Company's Board of Directors) of the consideration received by holders of O&M Common Stock (subject to certain limited exceptions) pursuant to such transaction consists of shares of common stock that, for the ten consecutive Trading Days immediately prior to such Fundamental Change has been approved for listing or approved for listing subject to notice of issuance or admitted for trading on a national securities exchange or quoted on the Nasdaq National Market, provided, however, that a Fundamental Change will not be a Common Stock Fundamental Change unless either
(i) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding TECONS continue to exist as outstanding TECONS or
(ii) the outstanding TECONS continue to exist as TECONS and are convertible into shares of common stock of the successor to the Company.


"Fundamental Change" means the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the O&M Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of a plan involving more than one such transaction or event for purposes of adjustment of the conversion price, such Fundamental Change will be deemed to have occurred when substantially all of the O&M Common Stock has been exchanged for, converted into, or acquired for or constitutes solely the right to receive cash, securities, property or other assets but the adjustment shall be based upon the consideration that the holders of O&M Common Stock received in the transaction or event as a result of which more than 50% of the O&M Common Stock shall have been exchanged for, converted into, or acquired for, or shall constitute solely the right to receive such cash, securities, properties or other assets.

"Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

"Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for one share of common stock received by holders of O&M Common Stock in such Common Stock Fundamental Change during the ten Trading Days immediately prior to the record date for the determination of the holders of O&M Common Stock entitled to receive such shares of common stock or, if there is no such record date, prior to the date upon which the holders of O&M Common Stock shall have the right to receive such shares of common stock.

"Reference Market Price" will initially mean $11.00 (which represents 66 2/3% of the last reported sale price per share of O&M's Common Stock on the NYSE on May 7, 1998) and, in the event of any adjustment to the conversion price other than as a result of a Fundamental Change, the Reference Market Price will also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any adjustment will always be the same as the ratio of the initial Reference Market Price to the Initial Conversion Price of the TECONS.

Conversions of the TECONS may be effected by delivering them to the office or agency of the Company maintained for such purpose in the Borough of Manhattan, the City of New York.

Conversion price adjustments may, in certain circumstances, result in constructive distributions that could be taxable as dividends under the Internal Revenue Code of 1986, as amended (the "Code"), to holders of TECONS or to holders of O&M Common Stock issued upon conversion thereof. See "Certain Federal Tax Consequences -- Adjustment of Conversion Price."

No adjustment in the conversion price will be required unless the adjustment would require a change of at least 1% in the conversion price then in effect; provided, however, that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.


Special Event Redemption or Distribution
If, at any time, a Tax Event or an Investment Company Event (each as hereinafter defined, and each a "Special Event") shall occur and be continuing, the Trust shall, unless the Junior Subordinated Debentures are redeemed in the limited circumstances described below, be dissolved with the result that, after satisfaction of creditors of the Trust, Junior Subordinated Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of the TECONS and the Common Securities would be distributed on a Pro Rata Basis to the holders of the TECONS and the Common Securities in liquidation of such holders' interests in the Trust, within 90 days following the occurrence of such Special Event; provided, however, that in the case of the occurrence of a Tax Event, as a condition of such dissolution and distribution, the Regular Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on any then applicable published revenue rulings of the Internal Revenue Service, to the effect that the holders of the TECONS will not recognize any gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of Junior Subordinated Debentures; and, provided, further, that, if at the time there is available to the Trust the opportunity to eliminate, within such 90 day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust or the Company or the holders of the TECONS, the Trust will pursue such measure in lieu of dissolution. Furthermore, if in the case of the occurrence of a Tax Event, (i) the Regular Trustees have received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Junior Subordinated Debentures for United States federal income tax purposes even if the Junior Subordinated Debentures were distributed to the holders of TECONS and Common Securities in liquidation of such holders' interests in the Trust as described above or (ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion cannot be delivered to the Trust, the Company shall have the right, upon not less than 30 nor more than 60 days notice, to redeem the Junior Subordinated Debentures in whole or in part for cash within 90 days following the occurrence of such Tax Event, and promptly following such redemption TECONS and Common Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so redeemed will be redeemed by the Trust at the Redemption Price on a Pro Rata Basis; provided, however, that if at the time there is available to the Company or the Regular Trustees the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust, the Company or the holders of the TECONS, the Company will pursue such measure in lieu of redemption and provided further that the Company shall have no right to redeem the Junior Subordinated Debentures while the Regular Trustees on behalf of the Trust are pursuing any such ministerial action. The Common Securities will be redeemed on a Pro Rata Basis with the TECONS, except that if an Event of Default under the Declaration has occurred and is continuing, the TECONS will have a priority over the Common Securities with respect to payment of the Redemption Price.


"Tax Event" means that the Regular Trustees shall have obtained an opinion of a nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on or after the date of this Prospectus as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of this Prospectus (including, without limitation, any of the foregoing arising with respect to, or resulting from, any proposal, proceeding or other action commencing on or before the date of this Prospectus), there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, (ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable by the Company to the Trust on the Junior Subordinated Debentures is not, or within 90 days of the date thereof will not be, deductible by the Company for United States federal income tax purposes.

"Investment Company Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent counsel experienced in practice under the Investment Company Act of 1940, as amended (the "1940 Act"), that as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of this Prospectus.

On the date fixed for any distribution of Junior Subordinated Debentures, upon dissolution of the Trust, (i) the TECONS and the Common Securities will no longer be deemd to be outstanding, (ii) the depositary or its nominee, as the record holder of the TECONS, will receive a registered global certificate representing the Junior Subordinated Debentures to be delivered upon such distribution, and (iii) any certificates representing TECONS not held by the depositary or its nominee will be deemed to represent Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid distributions on, such TECONS, until such certificates are presented to the Company or its agent for transfer or reissuance.


There can be no assurance as to the market price for the Junior Subordinated Debentures which may be distributed in exchange for TECONS if a dissolution and liquidation of the Trust were to occur. Accordingly, the Junior Subordinated Debentures which the investor may subsequently receive on dissolution and liquidation of the Trust may trade at a discount to the price of the TECONS exchanged.

Mandatory Redemption
Upon the repayment of the Junior Subordinated Debentures, whether at maturity, upon redemption or otherwise, the proceeds from such repayment or payment will be promptly applied to redeem TECONS and Common Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so repaid, upon not less than 30 nor more than 60 days' notice, at the Redemption Price. The Common Securities will be entitled to be redeemed on a Pro Rata Basis with the TECONS, except that if an Event of Default under the Declaration has occurred and is continuing, the TECONS will have a priority over the Common Securities with respect to payment of the Redemption Price. Subject to the foregoing, if fewer than all outstanding TECONS and Common Securities are to be redeemed, the TECONS and Common Securities will be redeemed on a Pro Rata Basis. In the event fewer than all outstanding TECONS are to be redeemed, TECONS registered in the name of and held by DTC or its nominee will be redeemed as described under " -- Redemption Procedures" below.


Redemption Procedures
The Trust may not redeem any outstanding TECONS unless all accumulated and unpaid distributions have been paid on all TECONS for all quarterly distribution periods terminating on or prior to the date of redemption.

If the Trust gives a notice of redemption in respect of TECONS (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, and provided that the Company has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Junior Subordinated Debentures, the Property Trustee will irrevocably deposit with the Depositary funds sufficient to pay the applicable Redemption Price and will give the Depositary irrevocable instructions and authority to pay the Redemption Price to the holders of the TECONS. See " -- The Global TECONS." If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accumulate on the TECONS called for redemption, such TECONS shall no longer be deemed to be outstanding and all rights of holders of such TECONS so called for redemption will cease, except the right of the holders of such TECONS to receive the Redemption Price, but without interest on such Redemption Price. Neither the Trustees nor the Trust shall be required to register or cause to be registered the transfer of any TECONS which have been so called for redemption. If any date fixed for redemption of TECONS is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If the Company fails to repay Junior Subordinated Debentures on maturity or on the date fixed for this redemption or if payment of the Redemption Price in respect of TECONS is improperly withheld or refused and not paid by the Property Trustee or by the Company pursuant to the Guarantee described under "Description of the Guarantee," distributions on such TECONS will continue to accumulate (in accordance with the continued accrual of interest on the Debentures), from the original redemption date of the TECONS to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

In the event that fewer than all of the outstanding TECONS are to be redeemed, the TECONS will be redeemed as described below under " -- Book-Entry; Delivery and Form" and " -- The Global TECONS."

If a partial redemption of the TECONS would result in the delisting of the TECONS by any national securities exchange or other organization on which the TECONS are then listed, pursuant to the Indenture, the Company may only redeem Junior Subordinated Debentures in whole and, as a result, the Trust may only redeem the TECONS in whole.


Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company or any of its subsidiaries may at any time and from time to time purchase outstanding TECONS by tender, in the open market or by private agreement.


Liquidation Distribution upon Dissolution
In the event of any voluntary or involuntary dissolution, liquidation, winding-up or termination of the Trust, the holders of the TECONS and Common Securities at the date of dissolution, liquidation, winding-up or termination of the Trust will be entitled to receive on a Pro Rata Basis solely out of the assets of the Trust, after satisfaction of liabilities of creditors (to the extent not satisfied by the Company as provided in the Declaration), an amount equal to the aggregate of the stated liquidation amount of $50 per Trust
Security plus accumulated and unpaid distributions thereon to the date of payment (such amount being the "Liquidation Distribution"), unless, in connection with such dissolution, liquidation, winding-up or termination, Junior Subordinated Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of such Trust Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on such Trust Securities, shall be distributed on a Pro Rata Basis to the holders of the TECONS and Common Securities in exchange therefor.

If, upon any such dissolution, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the TECONS and the Common Securities shall be paid on a Pro Rata Basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution on a Pro Rata Basis with the holders of the TECONS, except that if an Event of Default under the Declaration has occurred and is continuing, the TECONS shall have a priority over the Common Securities with respect to payment of the Liquidation Distribution.

Pursuant to the Declaration, the Trust shall terminate: (i) on April 30, 2018, the expiration of the term of the Trust; (ii) when all of the Trust Securities shall have been called for redemption and the amounts necessary for redemption thereof shall have been paid to the holders of Trust Securities in accordance with the terms of the Trust Securities; (iii) when all of the Junior Subordinated Debentures shall have been distributed to the holders of Trust Securities in exchange for all of the Trust Securities in accordance with the terms of the Trust Securities; or (iv) upon distribution of O&M Common Stock to all holders of Trust Securities upon conversion of all outstanding TECONS.


No Merger, Consolidation or Amalgamation of the Trust
The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets to, any corporation or other entity.


Declaration Events of Default
An event of default under the Indenture (an "Indenture Event of Default") constitutes an Event of Default under the Declaration with respect to the Trust Securities; provided that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any such Event of Default with respect to the Common Securities until all Events of Default with respect to the TECONS have been cured or waived. Until all such Events of Default with respect to the TECONS have been so cured or waived, the Property Trustee will be deemed to be acting solely on behalf of the holders of the TECONS, and only the holders of the TECONS will have the right to direct the Property Trustee with respect to certain matters under the Declaration and consequently under the Indenture. In the event that any Event of Default with respect to the TECONS is waived by the holders of the TECONS as provided in the Declaration, such waiver will also constitute a waiver of such Event of Default with respect to the Common Securities for all purposes under the Declaration without any further act, vote or consent of the holders of the Common Securities. See " -- Voting Rights" below.

Upon the occurrence of an Event of Default, the Property Trustee as the holder of all of the Junior Subordinated Debentures will have the right under the Indenture to declare the principal of and interest on the Junior Subordinated Debentures to be immediately due and payable. In addition, the Property Trustee will have the power to exercise all rights, powers and privileges of the holder of the Junior Subordinated Debentures under the Indenture. See "Description of the Junior Subordinated Debentures."


Registration Rights
The Trust and the Company have agreed with the Initial Purchasers, for the benefit of the holders of the TECONS, that the Company will use its reasonable best efforts, and at its cost, to file on or before the 90th day following the date of original issuance of the TECONS a shelf registration statement (the "Shelf Registration Statement") with respect to resales of the TECONS, the Guarantee, the Junior Subordinated Debentures and the shares of O&M Common Stock issuable upon conversion (the "Registrable Securities") and to keep such registration statement effective until the earlier of (i) the sale pursuant to such registration statement or Rule 144 under the Securities Act of all the Registrable Securities and (ii) two years after the date of the original issuance of the TECONS. Holders will be required to provide certain information to the Company to be included in the registration statement in order to use the


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

prospectus for resales. The Company shall provide to each holder copies of the prospectus, notify each holder when such registration statement has become effective and take certain other actions as are required to permit resales. In the event that (i) the Shelf Registration Statement is not declared effective on or prior to the 150th day following the date of original issuance of the TECONS or (ii) if use of the Shelf Registration Statement for resales is suspended for any time during the two-year period after the date of original issuance of the TECONS for a period in excess of 30 days during any three-month period or 60 days during any 12-month period (each, a "permitted black-out period"), then additional amounts (in addition to amounts otherwise due on the TECONS) will accrue at an annual rate of 0.50% on the TECONS if clause (i) applies from October 10, 1998 until such registration statement is declared effective and if clause (ii) applies, then during the period, other than any permitted black-out period, use is so suspended. The Registration Statement of which this Prospectus is a part constitutes the Shelf Registration Statement.


Voting Rights
Except as provided below, under " -- Modification and Amendment of the Declaration" and "Description of the Guarantee" and as otherwise required by the Business Trust Act, the Trust Indenture Act and the Declaration, the holders of the TECONS will have no voting rights.

Subject to the requirements of this paragraph, the holders of a majority in aggregate liquidation amount of the TECONS have the right (i) on behalf of all holders of TECONS, to waive any past default that is waivable under the Declaration and (ii) to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as the holder of the Junior Subordinated Debentures, to (A) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee (as defined herein), or executing any trust or power conferred on the Indenture Trustee with respect to the Junior Subordinated Debentures, (B) waive any past default that is waivable under Section 6.06 of the Indenture, or (C) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable; provided that where a consent under the Indenture would require the consent of (a) holders of Junior Subordinated Debentures representing a specified percentage greater than a majority in principal amount of the Junior Subordinated Debentures or (b) each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of, in the case of clause (a) above, holders of TECONS representing such specified percentage of the aggregate liquidation amount of the TECONS or, in the case of clause (b) above, each holder of all TECONS affected thereby. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the holders of TECONS. The Property Trustee shall notify all holders of record of TECONS of any notice of default received from the Indenture Trustee with respect to the Junior Subordinated Debentures. Other than with respect to directing the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or the Indenture Trustee as set forth above, the Property Trustee shall be under no obligation to take any of the foregoing actions at the direction of the holders of the TECONS unless the Property Trustee shall have obtained an opinion of nationally recognized independent tax counsel recognized as an expert in such matters to the effect that the Trust will not be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership on account of such action and will be treated as a grantor trust for United States federal income tax purposes following such action. If the Property Trustee fails to enforce its rights under the Declaration (including, without limitation, its rights, powers and privileges as a holder of the Junior Subordinated Debentures under the Indenture), any holder of TECONS may, to the extent permitted by applicable law, after a period of 30 days has elapsed from such holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Declaration, without first instituting a legal proceeding against the Property Trustee or any other Person. In addition, in case of an Event of Default which is attributed to the failure of the Company to pay interest or principal on the Junior Subordinated Debentures, a holder of TECONS may directly institute a proceeding for enforcement of payment to such holder of the principal of, or interest on, the Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the TECONS of such holder. See " -- Declaration Events of Default."


A waiver of an Indenture Event of Default by the Property Trustee at the direction of holders of the TECONS will constitute waiver of the corresponding Event of Default under the Declaration in respect of the Trust Securities.

In the event the consent of the Property Trustee as the holder of the Junior Subordinated Debentures is required under the Trust Indenture with respect to any amendment, modification or termination of the Trust Indenture or the Junior Subordinated Debentures, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where any such amendment, modification or termination under the Indenture would require the consent of holders of Junior Subordinated Debentures representing a specified percentage greater than a majority in principal amount of the Junior Subordinated Debentures, the Property Trustee may only give such consent at the direction of the holders of Trust Securities representing such specified percentage of the aggregate liquidation amount of the Trust Securities; and, provided, further, that the Property Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of nationally recognized independent tax counsel recognized as an expert in such matters to the effect that the Trust will not be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership on account of such action and will be treated as a grantor trust for United States federal income tax purposes following such action.

Any required approval or direction of holders of TECONS may be given at a separate meeting of holders of TECONS convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of TECONS are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of TECONS. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents.

No vote or consent of the holders of TECONS will be required for the Trust to redeem and cancel TECONS or distribute Junior Subordinated Debentures in accordance with the Declaration.

Notwithstanding that holders of TECONS are entitled to vote or consent under any of the circumstances described above, any of the TECONS at such time that are owned by the Company or by any entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

The procedures by which persons owning TECONS, registered in the name of and held by DTC or its nominee may exercise their voting rights are described under " -- The Global TECONS" below. Holders of the TECONS will have no rights to increase or decrease the number of Trustees or to appoint, remove or replace a Trustee, which rights are vested exclusively in the holders of the Common Securities.



Modification and Amendment of the Declaration
The Declaration may be modified and amended on approval of a majority of the Regular Trustees, provided, that, if any proposed modification or amendment provides for, or the Regular Trustees otherwise propose to effect, (a) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise, or (b) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the outstanding Trust Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities, provided that if any amendment or proposal referred to above would adversely affect only the TECONS or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Securities.

Notwithstanding the foregoing, (i) no amendment or modification may be made to the Declaration unless the Regular Trustees shall have obtained (a) either a ruling from the Internal Revenue Service or a written unqualified opinion of nationally recognized independent tax counsel experienced in such matters to the effect that such amendment will not cause the Trust to be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership and to the effect that the Trust will continue to be treated as a grantor trust for purposes of United States federal income taxation and (b) a written unqualified opinion of nationally recognized independent counsel experienced in such matters to the effect that such amendment will not cause the Trust to be an "investment company" which is required to be registered under the 1940 Act; (ii) certain specified provisions of the Declaration may not be amended without the consent of all of the holders of the Trust Securities; (iii) no amendment which adversely affects the rights, powers and privileges of the Property Trustee shall be made without the consent of the Property Trustee; (iv)
Article 4 of the Declaration relating to the obligation of the Company to purchase the Common Securities and to pay certain obligations and expenses of the Trust may not be amended without the consent of the Company; and (v) the rights of holders of Common Securities under Article 5 of the Declaration to increase or decrease the number of, and to appoint, replace or remove, Trustees shall not be amended without the consent of each holder of Common Securities.

The Declaration further provides that it may be amended without the consent of the holders of the Trust Securities to (i) cure any ambiguity; (ii) correct or supplement any provision in the Declaration that may be defective or inconsistent with any other provision of the Declaration; (iii) to add to the covenants, restrictions or obligations of the Company; and (iv) to conform to changes in, or a change in interpretation or application of certain 1940 Act requirements by the Commission, which amendment does not adversely affect the rights, preferences or privileges of the holders.


Debts and Obligations
In the Declaration, the Company has agreed to pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of O&M Trust, including the fees and expenses of its Trustees and any taxes and all costs and expenses with respect thereto, to which O&M Trust may become subject, except for United States withholding taxes. The foregoing obligations of the Company under each Declaration are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against O&M Trust or any other person before proceeding against the Company. The Company has agreed in each Declaration to execute such additional agreements as may be necessary or desirable in order to give full effect to the foregoing.


Book-Entry; Delivery and Form
The following describes the delivery and order of TECONS in connection with the offering of the Offered Securities and transactions in TECONS which are not being or have not been resold under this Prospectus.

The certificates representing the TECONS will be issued in fully registered form. TECONS resold in offshore transactions in reliance on Regulation S under the Securities Act will initially be represented by a single, temporary global TECONS in definitive, fully registered form (the "Temporary Regulation S Global TECONS") which will be deposited with the Property Trustee as custodian for DTC and registered in the name of a nominee of DTC for the accounts of Euroclear and Cedel. The Temporary Regulation S Global TECONS will be exchangeable for a single, permanent global TECONS (the "Permanent Regulation S Global TECONS" and, together with the Temporary Regulation S Global TECONS, the "Regulation S Global TECONS") on or after May 13, 1999. Prior to May 13, 1999, beneficial interests in the Temporary Regulation S Global TECONS may only be held through Euroclear or Cedel, and any resale or other transfer of such interests to U.S. persons shall not be permitted during such period unless such resale or transfer is made pursuant to Rule 144A or Regulation S and in accordance with the certification requirements described below.



TECONS resold in reliance on Rule 144A will be represented by a single, permanent global TECONS in definitive, fully registered form (the "Restricted Global TECONS" and, with the Regulation S Global TECONS, the "Global TECONS") deposited with the Trustee as custodian for DTC and registered in the name of a nominee of DTC. The Restricted Global TECONS and the Temporary Regulation S Global TECONS (and any TECONS issued in exchange therefor) are subject to certain restrictions on transfer set forth therein and will bear a legend regarding such restrictions. Prior to May 13, 1999, a beneficial interest in the Temporary Regulation S Global TECONS may be transferred to a person who takes delivery in the form of an interest in the Restricted Global TECONS only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made to a person who the transferor reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. Beneficial interests in the Restricted Global TECONS may be transferred to a person who takes delivery in the form of an interest in the Regulation S Global TECONS whether before, on or after May 13, 1999, only upon receipt by the Trustee of a written certification to the effect that such transfer is being made in accordance with Regulation S under the Securities Act. After the TECONS have been registered and resold under the Securities Act, all certification requirements with respect to the TECONS will cease.


Resales Under this Prospectus
TECONS resold under the Registration Statement of which this Prospectus forms a part will be represented by a single, permanent global TECONS in definitive, fully-registered form (the "Unrestricted Global TECONS" and with the Regulation S Global TECONS and the Restricted Global TECONS, the "Global TECONS"), which is deposited with the Property Trustee as custodian for DTC and registered in the name of a nominee of DTC.

Upon each  sale by a  Selling  Holder  of  TECONS  (or the  Junior  Subordinated
Debentures or shares of O&M Common Stock into which the TECONS or Junior Subordinated Debentures, as the case may be, may be converted) offered hereby, such Selling Holder will be required to deliver a notice (the "Notice") of such sale to the Property Trustee and the Company. The Notice will, among other things, identify the sale as a sale pursuant to the Registration Statement of which this Prospectus forms a part, certify that the prospectus deliver requirements, if any, of the Securities Act have been satisfied, and certify that the Selling Holder and the number of TECONS (or Junior Subordinated Debentures or shares of O&M Common Stock, as the case may be) are identified in the Prospectus in accordance with the applicable rules and regulations under the Securities Act. A copy of the Notice is included herein in Appendix A. Additional copies may be requested from the Company, Attention: Drew St. J. Carneal, Owens & Minor, Inc., P.O. Box 27626, Richmond, Virginia 23261-7626, telephone number (804) 747-9794.

Upon receipt by the Property Trustee of the Notice relating to a sale of TECONS, an appropriate adjustment will be made to reflect a decrease in the principal amount of the Restricted Global TECONS or the Regulation S Global TECONS, as the case may be, or the cancellation of a TECONS in certificated form upon the transfer thereof, and a corresponding increase in the principal amount of the Unrestricted Global TECONS.


Transfers between Global Securities
Any beneficial interest in one of the Global TECONS that is transferred to a person who takes delivery in the form of an interest in the other Global TECONS, will, upon transfer, cease to be an interest in such Global TECONS and become an interest in the other Global TECONS, and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interest in such other Global TECONS for as long as it remains such interest. Except in the limited circumstances described under "The Global TECONS," owners of beneficial interests in Global TECONS will not be entitled to receive physical delivery of Certificated TECONS (as defined below). The TECONS are not issuable in bearer form.


Resales to Institutional Accredited Investors
TECONS which are not resold under this Prospectus and which are transferred to institutional accredited investors (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act) ("Institutional Accredited Investors") who are not qualified institutional buyers ("Non-Global Purchaser") will be issued in registered form ("Certificated TECONS"). Upon the transfer of Certificated
TECONS initially issued to a Non-Global Purchaser either to a qualified institutional buyer or in accordance with Regulation S, such Certificated TECONS will, unless the relevant Global TECONS has previously been exchanged in whole for Certificated TECONS, be exchanged for an interest in a Global TECONS.


The Global TECONS
Upon the issuance of the Global TECONS, DTC or its custodian have credited, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global TECONS to the accounts of persons who have accounts with such depositary. Such accounts were initially designated by or on behalf of the Initial Purchasers. Ownership of beneficial interests in the Global TECONS will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants.

Ownership of beneficial interests in the Global TECONS will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interest of persons other than participants). Qualified institutional buyers may hold their interest in the Global TECONS directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

Investors may hold their interests in the Regulation S Global TECONS directly through Cedel or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such systems. Beginning May 13, 1999 (but not earlier), investors may also hold such interests through organizations other than Cedel or Euroclear that are participants in the DTC system. Cedel and Euroclear will hold interests in the Regulation S Global TECONS on behalf of their participants through DTC.

So long as DTC, or its nominee, is the registered owner or holder of the Global TECONS, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the TECONS represented by such Global TECONS for all purposes under the Trust Agreement and the TECONS. No beneficial owner of an interest in the Global TECONS will be able to transfer that interest except in accordance with the procedures provided for under "Book Entry; Delivery and Form," as well as DTC's applicable procedures and, if applicable, those of Euroclear and Cedel.

Payments of the principal of, and interest on, the Global TECONS will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trust or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global TECONS or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Company expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of the Global TECONS, will credit participants' accounts with payments in accounts proportionate to their respective beneficial interests in the principal amount of the Global TECONS as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global TECONS held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the name of nominees for such customers.
Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a Certificated TECONS for any reason, including to sell TECONS to persons in states which require such delivery of such TECONS or to pledge such TECONS, such holder must transfer its interest in the Global TECONS in accordance with the normal procedures of DTC and the procedures set forth in "Book Entry; Delivery and Form." Transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.



DTC has advised the Company that it will take any action permitted to be taken by a holder of TECONS (including the presentation of TECONS for exchange as described below) only at the direction of one or more participants to whose accounts the DTC interests in the Global TECONS is credited and only in respect of such portion of the aggregate liquidation amount of TECONS as to which such participant or participants has or have given such direction.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the Global TECONS as represented by a global certificate.

DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities without electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certification. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the Nasdaq National Market, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC System is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

Conversion and redemption notices shall be sent to DTC or its nominee. If less than all of the TECONS of a Direct Participant are being converted or redeemed, DTC or such nominee will reduce the amount of the interest of each Direct Participant in such TECONS in accordance with its normal procedures.

Although voting with respect to the TECONS is limited, in those cases where a vote is required, neither DTC nor its nominee will itself consent or vote with respect to TECONS. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns consenting or voting rights to those Direct Participants to whose accounts the TECONS are credited on the record date (identified in a listing attached to the Omnibus Proxy). O&M and the Trust believe that the arrangements among DTC, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in the Trust.

Although DTC, Euroclear and Cedel have agreed to the foregoing procedures in order to facilitate transfers of interest in the Global TECONS among participants of DTC, Euroclear and Cedel, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Property Trustee will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective obligations under the rules and procedures governing their operations. If DTC discontinues being the Depositary and a successor Depositary is not obtained, certificates for the TECONS are required to be printed and delivered. Additionally, the Regular Trustees (with the consent of O&M) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor Depositary) with respect to the TECONS.
In that event, certificates for the TECONS will be printed and delivered.

The information in this section concerning DTC, Euroclear and Cedel and DTC's book-entry system has been obtained from sources that O&M and the Trust believe to be reliable, but neither O&M nor the Trust takes responsibility for the accuracy thereof.


Conversion Agent, Registrar, Transfer Agent and Paying Agent
The Property Trustee will act as the initial Conversion Agent. In addition, in the event the TECONS do not remain in book-entry only form, the following provisions will apply:

Payment of distributions and payments on redemption of the TECONS will be payable, the transfer of the TECONS will be registrable, and TECONS will be exchangeable for TECONS of other denominations of a like aggregate liquidation amount, at the corporate trust office of the Property Trustee in New York, New York; provided that payment of distributions may be made at the option of the Regular Trustees on behalf of the Trust by check mailed to the address of the persons entitled thereto and that the payment on redemption of any TECONS will be made only upon surrender of such TECONS to the Property Trustee.

The Property Trustee or one of its affiliates will act as registrar and transfer agent for the TECONS. The Property Trustee will also act as paying agent and, with the consent of the Regular Trustees, may designate additional paying agents.

Registration of transfers of TECONS will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

The Trust will not be required to register or cause to be registered the transfer of TECONS after such TECONS have been called for redemption.


Information Concerning the Property Trustee
The Property Trustee, prior to a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs.
Subject to such provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of TECONS, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Property Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Property Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

The Company and certain of its subsidiaries maintain deposit accounts and banking relationships with the Property Trustee.


Governing Law
The Declaration and the TECONS will be governed by, and construed in accordance with, the internal laws of the State of Delaware.


Miscellaneous
The Regular Trustees are authorized and directed to take such action as they deem reasonable in order that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or that the Trust will not be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership and will be treated as a grantor trust for United States federal income tax purposes. In this connection, the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Declaration, that the Regular Trustees determine in their discretion to be reasonable and necessary or desirable for such purposes, as long as such action does not adversely affect the interests of holders of the Trust Securities.

The Company and the Regular Trustees on behalf of the Trust will be required to provide to the Property Trustee annually a certificate as to whether or not the Company and the Trust, respectively, is in compliance with all the conditions and covenants under the Declaration.

                          Description of the Guarantee
Set forth below is a summary of information concerning the Guarantee that will be executed and delivered by the Company for the benefit of the holders from time to time of TECONS. The Guarantee will be separately qualified under the Trust Indenture Act and will be held by The First National Bank of Chicago, acting in its capacity as indenture trustee with respect thereto, for the benefit of holders of the TECONS. The terms of the Guarantee will be those set forth in the Guarantee and those made part of such Guarantee by the Trust Indenture Act. This description summarizes the material terms of the Guarantee and is qualified in its entirety by reference to the Guarantee (a copy of which may be obtained from the Trustee) and the Trust Indenture Act. Section and Article references used herein are references to the provisions of the Guarantee.


General
Pursuant to the Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the TECONS, the Guarantee Payments (as defined herein) (without duplication of amounts theretofore paid by O&M Trust), to the extent not paid by O&M Trust, regardless of any defense, right of set-off or counterclaim that O&M Trust may have or assert. The following payments or distributions with respect to TECONS, to the extent not paid or made by O&M Trust (the "Guarantee Payments"), will be subject to the Guarantee (without duplication): (i) any accumulated and unpaid distributions on TECONS, and the redemption price, including all accumulated and unpaid distributions to the date of redemption, with respect to any TECONS called for redemption by O&M Trust but if and only to the extent that in each case the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures deposited in O&M Trust as trust assets and (ii) upon a voluntary or involuntary dissolution, winding-up or termination of O&M Trust (other than in connection with the distribution of such Junior Subordinated Debentures to the holders of TECONS or the redemption of all of the TECONS upon the maturity or redemption of such Junior Subordinated Debentures or distribution of O&M Common Stock upon conversion of all TECONS) the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid distributions on the TECONS to the date of payment, to the extent O&M Trust has funds available therefor, or (b) the amount of assets of O&M Trust remaining available for distribution to holders of the TECONS in liquidation of O&M Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of TECONS or by causing O&M Trust to pay such amounts to such holders.

The Guarantee is a guarantee from the time of issuance of the TECONS, but the Guarantee covers distributions and other payments on the TECONS only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures deposited in O&M Trust as trust assets. If the Company does not make interest or principal payments on the Junior Subordinated Debentures deposited in O&M Trust as trust assets, the Property Trustee will not make distributions on the TECONS and O&M Trust will not have funds available therefor.

The Company's obligations under the Declaration, the Guarantee issued with respect to TECONS, the Junior Subordinated Debentures purchased by the Trust and the Indenture in the aggregate will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the TECONS.


Certain Covenants of the Company
The Company will covenant that, so long as any TECONS issued by O&M Trust remain outstanding, the Company will not (A) declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect thereto or (B) make any payment of interest, premium (if any) or principal on any debt securities issued by the Company which rank pari passu with or junior to the Junior Subordinated Debentures, if at such time (i) the Company shall be in default with respect to its Guarantee Payments or other payment obligations under the Guarantee, (ii) there shall have occurred any Declaration Event of Default under the Declaration or (iii) the Company shall have given notice of its election to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period as provided in the terms of the Junior Subordinated Debentures and such period, or any extension thereof, is continuing; provided that the foregoing will not apply to stock dividends or other stock distributions paid by the Company. The provisions of the immediately preceding sentence will not restrict the ability of the Company to redeem rights issued pursuant to the Amended and Restated Rights Agreement, dated as of May 10, 1994, between the Company and Wachovia Bank of North Carolina, N.A., as Rights Agent, as it may be amended from time to time, in an amount per right issued thereunder not to exceed that in effect on the issue date of the Junior Subordinated Debentures. In addition, so long as any TECONS remain outstanding, the Company has agreed (i) to remain the sole direct or indirect owner of all of the outstanding Common Securities issued by O&M Trust and not to cause or permit the Common Securities to be transferred except to the extent permitted by the Declaration; provided that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities issued by the applicable O&M Trust and (ii) not to take any action which would cause the O&M Trust to cease to be treated as a grantor trust for United States federal income tax purposes except in connection with a distribution of Junior Subordinated Debentures.


Amendments and Assignment
Except with respect to any changes that do not adversely affect the rights of holders of TECONS (in which case no consent will be required), the Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding TECONS issued by O&M Trust. All guarantees and agreements contained in the Guarantee shall bind the successors, assignees, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the TECONS then outstanding. Except in connection with a consolidation, merger or sale involving the Company that is permitted under the Indenture, the Company may not assign its obligations under the Guarantee.


Termination of the Guarantee
The Guarantee will terminate and be of no further force and effect as to the TECONS upon full payment of the redemption price of all the TECONS, or upon distribution of the Junior Subordinated Debentures to the holders of the TECONS in exchange for all of the TECONS, or upon full payment of the amounts payable upon liquidation of O&M Trust or upon distribution of O&M Common Stock upon conversion of all of the TECONS. Notwithstanding the foregoing, the Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of TECONS must restore payment of any sums paid under the TECONS or the Guarantee.

The Company's obligations under the Guarantee to make the Guarantee Payments will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all other liabilities of the Company, including the Junior Subordinated Debentures, except those made pari passu or subordinate by their terms, and pari passu in right of payment with the most senior preferred stock issued, from time to time, if any, by the Company. The Company's obligations under the Guarantee will rank pari passu with guarantees of preferred stock of any affiliate of the Company. Because the Company is a holding company, the Company's obligations under the Guarantee are also effectively subordinated to all existing and future liabilities, including trade payables, of the Company's subsidiaries, except to the extent that the Company is a creditor of the subsidiaries recognized as such. The Declaration provides that each TECONS holder's acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.


Status of the Guarantee
The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be deposited with The First National Bank of Chicago, as indenture trustee, to be held for the benefit of the holders of the TECONS issued by O&M Trust. The First National Bank of Chicago shall enforce the Guarantee on behalf of the holders of the TECONS. The holders of not less than a majority in aggregate liquidation amount of the TECONS have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the Guarantee, including the giving of directions to The First National Bank of Chicago. If The First National Bank of Chicago fails to enforce the Guarantee as above provided, any holder of TECONS may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee, without first instituting a legal proceeding against O&M Trust or any other person or entity.

Miscellaneous
The Company will be required to provide annually to The First National Bank of Chicago a statement as to the performance by the Company of certain of its obligations under the Guarantee and as to any default in such performance. The Company is required to file annually with The First National Bank of Chicago an officer's certificate as to the Company's compliance with all conditions under the Guarantee.

The First National Bank of Chicago, prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, The First National Bank of Chicago is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of TECONS unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.


Governing Law
The Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

                Description of the Junior Subordinated Debentures
Set forth below is a description of the Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities and which will be deposited in the Trust as trust assets. The terms of the Junior Subordinated Debentures include those stated in the Indenture dated as of May 13, 1998 (the "Trust Indenture" or the "Indenture") between the Company and The First National Bank of Chicago, as trustee (the "Indenture Trustee"). The following description does not purport to be complete and is qualified in its entirety by reference to the Indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein.

The Indenture does not limit the aggregate principal amount of indebtedness which may be issued thereunder and provides that junior subordinated debentures may be issued thereunder from time to time in one or more series (collectively, together with the Junior Subordinated Debentures, the "Subordinated Debentures"). The Junior Subordinated Debentures constitute a separate series under the Indenture.

Under certain circumstances involving the dissolution of the Trust following the occurrence of a Special Event, Junior Subordinated Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the TECONS -- Special Event Redemption or Distribution."


General
The Junior Subordinated Debentures are unsecured, subordinated obligations of the Company, limited in aggregate principal amount to an amount equal to the sum of (i) the stated liquidation amount of the TECONS issued by the Trust and (ii) the proceeds received by the Trust upon issuance of the Common Securities to the Company (which proceeds will be used to purchase an equal principal amount of Junior Subordinated Debentures). Since the Company is a holding company, the Company's rights and the rights of its creditors, including the holders of Junior Subordinated Debentures to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of each subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary.

The entire principal amount of the Junior Subordinated Debentures will become due and payable, together with any accrued and unpaid interest thereon, on April 30, 2013. The Junior Subordinated Debentures are not subject to any sinking fund.

If Junior Subordinated Debentures are distributed to holders of TECONS in dissolution of the Trust, such Junior Subordinated Debentures will initially be issued as a Global Security (as defined below). As described herein, under certain limited circumstances, Junior Subordinated Debentures may be issued in certificated form in exchange for a Global Security. See "Book-Entry and Settlement" below. In the event that Junior Subordinated Debentures are issued in certificated form, such Junior Subordinated Debentures will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Junior Subordinated Debentures issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a paying agent for the Junior Subordinated Debentures.

In the event that Junior Subordinated Debentures are issued in certificated form, payments of principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate trust office of the Indenture Trustee in New York, New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto and that the payment of principal with respect to any Junior Subordinated Debenture will be made only upon surrender of such Junior Subordinated Debenture to the Indenture Trustee.


Subordination
The payment of principal of, premium, if any, and interest on the Junior Subordinated Debentures will, to the extent and in the manner set forth in the Indenture, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all Senior and Subordinated Debt of the Company.

Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar proceedings of the Company, the holders of all Senior and Subordinated Debt will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Junior Subordinated Debentures will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on the Junior Subordinated Debentures.

No payments on account of principal, premium, if any, or interest in respect of the Junior Subordinated Debentures may be made by the Company if there shall have occurred and be continuing a default in any payment with respect to Senior and Subordinated Debt, whether at maturity, upon redemption, by declaration or otherwise. In addition, during the continuance of any other event of default (other than a payment default) with respect to Designated Senior and
Subordinated Debt pursuant to which the maturity thereof may be accelerated, from and after the date of receipt by the Trustee of written notice from holders of such Designated Senior and Subordinated Debt or from an agent of such holders, no payments on account of principal, premium, if any, or interest in respect of the Junior Subordinated Debentures may be made by the Company during a period (the "Payment Blockage Period") commencing on the date of delivery of such notice and ending 179 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the Trustee from the holders of such Designated Senior and Subordinated Debt or from an agent of such holders, or such event of default has been cured or waived or has ceased to exist). Only one Payment Blockage Period may be commenced with respect to the Junior Subordinated Debentures during any period of 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior and Subordinated Debt initiating such Payment Blockage Period shall be or be made the basis for the commencement of any subsequent Payment Blockage Period by the holders of such Designated Senior and Subordinated Debt, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

By reason of such subordination, in the event of insolvency, funds that would otherwise be payable to holders of Junior Subordinated Debentures will be paid to the holders of Senior and Subordinated Debt of the Company to the extent necessary to pay such Debt in full, and the Company may be unable to meet fully its obligations with respect to the Junior Subordinated Debentures.

"Debt" is defined to mean, with respect to any person at any date of determination (without duplication), (i) all indebtedness of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such person in respect of letters of credit or bankers' acceptances or other similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations of such person to pay the deferred purchase price of property or services, except trade payables, (v) all obligations of such person as lessee under capitalized leases, (vi) all Debt of others secured by a lien on any asset of such person, whether or not such Debt is assumed by such person; provided that, for purposes of determining the amount of any Debt of the type described in this clause, if recourse with respect to such Debt is limited to such asset, the amount of such Debt shall be limited to the lesser of the fair market value of such asset or the amount of such Debt, (vii) all Debt of others guaranteed by such person to the extent such Debt is guaranteed by such person, (viii) all redeemable stock valued at the greater of its voluntary or involuntary liquidation preference plus accumulated and unpaid dividends and (ix) to the extent not otherwise included in this definition, all obligations of such person under currency agreements and interest rate agreements.

"Designated Senior and Subordinated Debt" is defined to mean (i) Debt under the Credit Agreement dated as of September 15, 1997 (the "Credit Agreement") among the Company, certain of its Subsidiaries, the various banks and lending institutions identified on the signature pages thereto, NationsBank, N.A., as agent, Bank of America NT and SA and Crestar Bank, as co-agents, and NationsBank, N.A., as administrative agent, as such Credit Agreement has been and may be amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time, and (ii) Debt constituting Senior and Subordinated Debt which, at the time of its determination, (A) has an aggregate principal amount of at least $30 million and (B) is specifically designated in the instrument evidencing such Senior and Subordinated Debt as "Designated Senior and Subordinated Debt" by the Company.

"Senior and Subordinated Debt" is defined to mean the principal of (and premium, if any) and interest on all Debt of the Company whether created, incurred or assumed before, on or after the date of the Indenture; provided that such Senior and Subordinated Debt shall not include (i) Debt of the Company to any Affiliate, (ii) Debt of the Company that, when incurred and without respect to any election under Section 1111(b) of Title 11, U.S. Code, was without recourse,
(iii) any other Debt of the Company which by the terms of the instrument creating or evidencing the same is specifically designated as not being senior in right of payment to the Junior Subordinated Debentures, and in particular the Junior Subordinated Debentures shall rank pari passu with all other debt securities and guarantees issued to any trust, partnership or other entity affiliated with the Company which is a financing vehicle of the Company in connection with an issuance of preferred securities by such financing entity, and (iv) redeemable stock of the Company.

Optional Redemption
Except as provided below, the Junior Subordinated Debentures may not be redeemed prior to May 2, 2001. O&M shall have the right to redeem the Junior Subordinated Debentures, in whole or in part, from time to time, on or after May 2, 2001, upon not less than 30 nor more than 60 days notice, at the following prices
(expressed as percentages of the principal amount of the Junior Subordinated Debentures) together with accrued and unpaid interest, including Compounded Interest to, but excluding, the redemption date, if redeemed during the 12-month period beginning April 30:

                  Year                  Redemption Price
                  ----                  ----------------
                  2001.................... 103.3594%
                  2002.................... 102.6875%
                  2003.................... 102.0156%
                  2004.................... 101.3438%
                  2005.................... 100.6719%

and 100% if redeemed on or after April 30, 2006.

If the Junior Subordinated Debentures are redeemed on any Interest Payment Date (as defined), accrued and unpaid interest shall be payable to holders of record on the relevant record date.

So long as the corresponding TECONS are outstanding, the proceeds from the redemption of any Junior Subordinated Debentures will be used to redeem TECONS.

The Company will also have the right to redeem the Junior Subordinated Debentures at any time upon the occurrence of a Tax Event if certain conditions are met as described under "Description of the TECONS -- Special Event Redemption or Distribution."

The Company may not redeem any Junior Subordinated Debentures unless all accrued and unpaid interest thereon, including Compounded Interest, has been or is simultaneously paid for all quarterly periods terminating on or prior to the date of notice of redemption.

If the Company gives a notice of redemption in respect of Junior Subordinated Debentures (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, the Company will deposit irrevocably with the Indenture Trustee funds sufficient to pay the applicable Redemption Price and will give irrevocable instructions and authority to pay such Redemption Price to the holders of the Junior Subordinated Debentures. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, interest will cease to accrue on the Junior Subordinated Debentures called for redemption, such Junior Subordinated Debentures will no longer be deemed to be outstanding and all rights of holders of such Junior Subordinated Debentures so called for redemption will cease, except the right of the holders of such Junior Subordinated Debentures to receive the applicable Redemption Price, but without interest on such Redemption Price. If any date fixed for redemption of Junior Subordinated Debentures is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If the Company fails to repay the Junior Subordinated Debentures on maturity or the date fixed for this redemption, or if payment of the Redemption Price in respect of Junior Subordinated Debentures is improperly withheld or refused and not paid by the Company, interest on such Junior Subordinated Debentures will continue to accrue, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Redemption Price. If fewer than all of the Junior Subordinated Debentures are to be redeemed, the Junior Subordinated Debentures to be redeemed shall be selected by lot or pro rata.

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In the event of any redemption in part, the Company shall not be required to (i)
issue, register the transfer of or exchange any Junior Subordinated Debentures during a period beginning at the opening of business 15 days before any selection for redemption of Junior Subordinated Debentures and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Junior Subordinated Debentures to be redeemed and (ii) register the transfer of or exchange any Junior Subordinated Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Junior Subordinated Debentures being redeemed in part.


Interest
The Junior Subordinated Debentures will bear interest at the rate of 5.375% per annum from May 13, 1998. Interest will be payable quarterly in arrears on each January 31, April 30, July 31 and October 31 (each, an "Interest Payment Date"), commencing on July 31, 1998, to the person in whose name such Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event (i) the TECONS shall not continue to remain in book-entry only form or (ii) if following distribution of the Junior Subordinated Debentures to holders of Trust Securities upon dissolution of the Trust as described under "Description of the TECONS," the Junior Subordinated Debentures shall not continue to remain in book-entry only form, the relevant record date will be the fifteenth day of the month in which the relevant Interest Payment Date occurs. Interest payable on any Junior Subordinated Debenture that is not punctually paid or duly provided for on any Interest Payment Date will forthwith cease to be payable to the person in whose name such Junior Subordinated Debenture is registered on the relevant record date, and such defaulted interest will instead be payable to the person in whose name such Junior Subordinated Debenture is registered on the special record date or other specified date determined in accordance with the Indenture; provided, however, that interest shall not be considered payable by the Company on any Interest Payment Date falling within an Extension Period unless the Company has elected to make a full or partial payment of interest accrued on the Junior Subordinated Debentures on such Interest Payment Date.

The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30 day months. If any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.


Option to Extend Interest Payment Period
So long as the Company shall not be in default in the payment of interest on the Junior Subordinated Debentures, the Company shall have the right to extend the interest payment period from time to time for a period not exceeding 20 consecutive quarterly interest periods. The Company has no current intention of exercising its right to extend an interest payment period. No interest shall be due and payable during an Extension Period, except at the end thereof. During any Extension Period, the Company shall not (i) declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payments with respect thereto; provided that the foregoing will not apply to stock dividends or other stock distributions paid by the Company or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Junior Subordinated Debentures. The provisions of the immediately preceding sentence will not restrict the ability of the Company to redeem rights issued pursuant to the Amended and Restated Rights Agreement, dated as of May 10, 1994, between the Company and Wachovia Bank of North Carolina, N.A., as Rights Agent, as it may be amended from time to time, in an amount per right issued thereunder not to exceed that in effect on the issue date of the Junior Subordinated Debentures. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters or extend beyond the maturity of the Junior Subordinated Debentures. On the Interest Payment Date occurring at the end of each Extension Period, the Company shall pay to the holders of Junior Subordinated Debentures of record on the record date for such Interest Payment Date (regardless of who the holders of record may have been on other dates during the Extension Period) all accrued and unpaid interest on the Junior Subordinated Debentures, together with interest thereon at the rate specified for the Junior Subordinated Debentures to the extent permitted by applicable law, compounded quarterly. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. The Company may also prepay at any time all or any portion of the interest accrued during an Extension
Period. Consequently, there could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Debentures, not to exceed 20 consecutive quarters; provided, that no such period may extend beyond the stated maturity of the Junior Subordinated Debentures. The failure by the Company to make interest payments during an Extension Period would not constitute a default or an event of default under the Indenture or the Company's currently outstanding indebtedness.

If the Property Trustee shall be the sole holder of the Junior Subordinated Debentures, the Company shall give the Property Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date the distributions on the TECONS are payable or (ii) the date the Trust is required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the TECONS of the record date or the date such distribution is payable. The Trust shall give notice of the Company's selection of such Extension Period to the holders of the TECONS.

If Junior Subordinated Debentures have been distributed to holders of Trust Securities, the Company shall give the holders of the Junior Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice to the NYSE (if the Junior Subordinated Debentures are then listed thereon) or other applicable self-regulatory organization or to holders of the Junior Subordinated Debentures of the record or payment date of such related interest payment.


Additional Interest
If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, O&M will pay as additional interest ("Additional Interest") on the Junior Subordinated Debentures such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.


Conversion of the Junior Subordinated Debentures
The Junior Subordinated Debentures are convertible into O&M Common Stock at the option of the holders of the Junior Subordinated Debentures at any time prior to the close of business on April 30, 2013 (or, in the case of Junior Subordinated Debentures called for redemption, the close of business on the Business Day prior to the Redemption Date) at the Initial Conversion Price subject to the conversion price adjustments described under "Description of the TECONS -- Conversion Rights." The Trust has agreed not to convert Junior Subordinated Debentures held by it except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of TECONS. Upon surrender of a TECONS to the Conversion Agent for conversion, the Trust will distribute Junior Subordinated Debentures to the Conversion Agent on behalf of the holder of the TECONS so converted, whereupon the Conversion Agent will convert such Junior Subordinated Debentures to O&M Common Stock on behalf of such holder. O&M's delivery to the holders of the Junior Subordinated Debentures (through the Conversion Agent) of the fixed number of shares of O&M Common Stock into which the Junior Subordinated Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy the obligation of O&M to pay the principal amount of the Junior Subordinated Debentures so converted, and the accrued and unpaid interest thereon attributable to the period from the last date to which interest has been paid or duly provided for; provided, however, that if any Junior Subordinated Debenture is converted after a record date for payment of interest, the interest payable on the related Interest Payment Date with respect to such Junior Subordinated Debenture shall be paid to the Trust (which will distribute such interest to the converting holder) or other holder of Junior Subordinated Debentures, as the case may be, despite such conversion.

Compounded Interest
Payments of Compounded Interest on the Junior Subordinated Debentures held by the Trust will make funds available to pay any interest on distributions in arrears in respect of the TECONS pursuant to the terms thereof.


Certain Covenants of the Company Applicable to the Junior Subordinated Debentures The Company covenants in the Indenture that, so long as the TECONS issued by O&M Trust remain outstanding, the Company will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, or make any guarantee payment with respect to, any of its common or preferred stock if at such time (i) the Company shall be in default with respect to its Guarantee Payments or other payment obligations under the Guarantee,
(ii) there shall have occurred any Indenture Event of Default with respect to the Junior Subordinated Debentures or (iii) the Company shall have given notice of its election to defer payments of interest on such Junior Subordinated Debentures by extending the interest payment period as provided in the terms of such Junior Subordinated Debentures and such period, or any extension thereof, is continuing; provided that (x) the Company will be permitted to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion of any preferred stock of the Company as may be outstanding from time to time, in each case in accordance with the terms of such stock and (y) the foregoing will not apply to any stock dividends paid by the Company. The provisions of the immediately preceding sentence will not restrict the ability of the Company to redeem rights issued pursuant to the Amended and Restated Rights Agreement, dated as of May 10, 1994, between the Company and Wachovia Bank of North Carolina, N.A., as Rights Agent, as it may be amended from time to time, in an amount per right issued thereunder not to exceed that in effect on the issue date of the Junior Subordinated Debentures. The Company has agreed (i) to remain the sole direct or indirect owner of all of the outstanding Common Securities issued by O&M Trust and not to cause or permit the Common Securities to be transferred except to the extent permitted by the Declaration; provided that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities issued by O&M Trust, (ii) to comply fully with all of its obligations and agreements contained in the related Declaration and (iii) not to take any action which would cause O&M Trust to cease to be treated as a grantor trust for United States federal income tax purposes, except in connection with a distribution of Junior Subordinated Debentures.


Indenture Events of Default
The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Indenture Event of Default" with respect to the Junior Subordinated Debentures:

     (a) failure for 30 days to pay interest on the Junior Subordinated Debentures of such series when due; provided that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose;

     (b)     failure  to pay  principal  of or  premium,  if any,  on the Junior
             Subordinated   Debentures  when  due  whether  at  maturity,   upon
             redemption, by declaration or otherwise;

     (c) failure to observe or perform any other covenant contained in the Indenture for 90 days after written notice to the Company from the Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Junior Subordinated Debenture; or

     (d) certain events in bankruptcy, insolvency or reorganization of the Company.

In each and every such case, unless the principal of all the Junior Subordinated Debentures shall have already become due and payable, either the Indenture Trustee or the holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debentures then outstanding, by notice in writing to the Company (and to the Indenture Trustee if given by such holders), may declare the principal of all the Junior Subordinated Debentures to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. (Section 6.01)

The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. (Section 6.06) The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon an Indenture Event of Default, but the holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Indenture Trustee. (Sections 6.01 and 6.06)

The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal, premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Indenture Trustee) or a call for redemption of Junior Subordinated Debentures. (Section 6.06) The Company is required to file annually with the Indenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants under the Indenture. (Section 5.03)

Under the Declaration, an Indenture Event of Default with respect to the Junior Subordinated Debentures will constitute a Declaration Event of Default.


Modification of the Indenture
The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Junior Subordinated Debentures, to modify the Indenture or any supplemental indenture affecting the rights of the holders of such Junior Subordinated Debentures; provided that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture affected thereby, (i) extend the fixed maturity of the Junior Subordinated Debentures, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon, reduce any premium payable upon the redemption thereof, or otherwise modify any terms affecting the amount or timing of payments on any Junior Subordinated Debenture, or (ii) reduce the percentage of Junior Subordinated Debentures, the holders of which are required to consent to any modification of the Indenture.
(Section 9.02)


Consolidation, Merger and Sale
The Indenture provides that the Company may not consolidate with or merge into any other person or transfer or lease its properties and assets substantially as an entirety to any person and may not permit any person to merge into or consolidate with the Company unless (i) either the Company will be the resulting or surviving entity or any successor or purchaser is a corporation organized under the laws of the United States of America, any State or the District of Columbia, and any such successor or purchaser expressly assumes the Company's obligations under the Indenture, and (ii) immediately after giving effect to the transactions no Event of Default shall have occurred and be continuing. (Section 10.01)


Defeasance and Discharge
Under the terms of the Indenture, the Company will be discharged from any and all obligations in respect of the Junior Subordinated Debentures (except in each case for certain obligations to register the transfer or exchange of Junior Subordinated Debentures, replace stolen, lost or mutilated Junior Subordinated Debentures, maintain paying agencies and hold moneys for payment in trust) if
(i) the Company irrevocably deposits with the Indenture Trustee cash or U.S. Government Obligations, as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of, premium, if any, and interest on all outstanding Junior Subordinated Debentures; (ii) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company is a party or by which it is bound;
(iii) the Company delivers to the Indenture Trustee an opinion of counsel to the effect that the holders of the Junior Subordinated Debentures will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and that defeasance will not otherwise alter holders' United States federal income tax treatment of principal, premium and interest payments on the Junior Subordinated Debentures (such opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of the Indenture, since such a result would not occur under current tax law); (iv) the Company has delivered to the Indenture Trustee an Officer's Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by such provision have been complied with; and (v) no event or condition shall exist that, pursuant to the subordination provisions applicable to such series, would prevent the Company from making payments of principal of, premium, if any, and interest on the Junior Subordinated Debentures at the date of the irrevocable deposit referred to above. (Section 11.01)

Governing Law
The Indenture and the Junior Subordinated Debentures will be governed by the laws of the State of New York. (Section 13.05)


Information Concerning the Indenture Trustee
The Indenture Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. (Section 7.01) Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. (Section 7.02) The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (Section 7.01)

The Company and certain of its subsidiaries maintain deposit accounts and banking relationships with The First National Bank of Chicago.


Miscellaneous
The Company will have the right at all times to assign any of its rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of the Company; provided that, in the event of any such assignment, the Company will remain jointly and severally liable for all such obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto other than by the Company to a successor or purchaser pursuant to a consolidation, merger or sale permitted by the Indenture.
(Section 13.11)


Book-Entry and Settlement
If distributed to holders of TECONS in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust as a result of the occurrence of a Special Event, the Junior Subordinated Debentures will be issued
(i) if to owners of beneficial interests in the Global TECONS, in the form of one or more global certificates (each, a "Global Security") registered in the name of the Depositary or its nominee or (ii) if to holders of certificated TECONS, in registered form (each, a "Certificated Security"). Except under the limited circumstances described below, Junior Subordinated Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Junior Subordinated Debentures in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

The laws of some jurisdictions require that certain purchasers or securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

Except as provided herein, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Junior Subordinated Debentures in definitive form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture and no Global Security representing Junior Subordinated Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each beneficial owner of an interest in a Global Security must rely on the procedures of the Depositary, or, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder under the Indenture.

The Depositary
If Junior Subordinated Debentures are distributed to holders of TECONS in liquidation of such holders' interests in the Trust, DTC will act as Depositary for the Junior Subordinated Debentures. For a description of DTC and the specific terms of the Depositary arrangements, see "Description of the TECONS -- The Global TECONS." As of the date of this Prospectus, the description therein of DTC's book-entry system and DTC's and Euroclear's and Cedel's practices as they relate to purchases, transfers, notices and payments with respect to the TECONS apply in all material respects to any debt obligations represented by one or more Global Securities held by the Company. The Company may appoint a successor to DTC or any successor Depositary in the event DTC or such successor Depositary is unable or unwilling to continue as a Depositary for the Global Securities.

None of the Company, the Trust, the Property Trustee, any paying agent and any other agent of the Company or the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


Discontinuance of the Depositary's Services
A Global Security shall be exchangeable for Junior Subordinated Debentures registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the Depositary, at any time, ceases to be a clearing agency registered under the Exchange Act, at which time the Depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there shall have occurred an Event of Default with respect to such Junior Subordinated Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Junior Subordinated Debentures registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security.


                    Relationship Among the TECONS, the Junior
                    Subordinated Debentures and the Guarantee
As set forth in the Declaration, the Trust exists for the sole purpose of (a) issuing the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, and investing the proceeds from such issuance and sale in the Junior Subordinated Debentures and (b) engaging in such other activities as are necessary and incidental thereto.

As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover distributions and other payments due on the TECONS primarily because (i) the aggregate principal amount of Junior Subordinated Debentures held as trust assets will be equal to the sum of the aggregate stated liquidation amount of the TECONS and the proceeds received by the Trust upon issuance of the Common Securities to the Company; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the distribution rate and distribution and other payment dates for the TECONS; (iii) the Declaration provides that the Company shall pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes; and
(iv) the Declaration further provides that the Trustees shall not cause or permit the Trust, among other things, to engage in any activity that is not consistent with the limited purposes of the Trust. With respect to clause (iii) above, however, no assurance can be given that the Company will have sufficient resources to enable it to pay such debts, obligations, costs and expenses on behalf of the Trust.

Payments of distributions and other payments due on the TECONS are guaranteed by the Company on a subordinated basis as and to the extent set forth under "Description of the Guarantee." If the Company does not make interest or other payments on the Junior Subordinated Debentures, the Trust will not make distributions or other payments on the TECONS. Under the Declaration, if and to the extent the Company does make interest or other payments on the Junior Subordinated Debentures, the Property Trustee is obligated to make distributions or other payments on the TECONS. The Guarantee is a full and unconditional guarantee from the time of issuance of the TECONS, but the Guarantee covers distributions and other payments on the TECONS only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets.

The Property Trustee will have the power to exercise all rights, powers and privileges under the Indenture with respect to the Junior Subordinated
Debentures,  including  its  rights  as the  holder of the  Junior  Subordinated
Debentures to enforce the Company's obligations under the Junior Subordinated Debentures upon the occurrence of an Indenture Event of Default, and will also have the right to enforce the Guarantee on behalf of the holders of the TECONS. In addition, the holders of at least a majority in liquidation amount of the TECONS will have the right to direct the Property Trustee with respect to certain matters under the Declaration and the Guarantee. If the Property Trustee fails to enforce its rights under the Trust Indenture any holder of TECONS may, to the extent permitted by applicable law, after a period of 30 days has elapsed from such holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding against the Company to enforce such rights. If the Property Trustee fails to enforce the Guarantee, to the extent permitted by applicable law, any holder of TECONS may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Guarantee. Notwithstanding the foregoing, if the Company has failed to make a guarantee payment, a holder of TECONS may directly institute a proceeding against the Company for enforcement of the Guarantee for such payment. See "Description of the TECONS" and "Description of the Guarantee."


The above mechanisms and obligations, taken together, provide a full and unconditional guarantee by the Company of payments due on the TECONS.

                        Certain Federal Tax Consequences

General
The following is a summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of TECONS. The statements of law and legal conclusions set forth in this summary regarding the tax consequences to the beneficial owners of TECONS represent the opinion of Hunton & Williams, Richmond, Virginia, counsel to the Company and the Trust. This summary does not address all tax consequences that may be applicable to a holder, nor does it address the tax consequences to (i) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies, (ii) persons that will hold TECONS as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for federal income tax purposes, (iii) except with respect to the discussion under the caption "United States Alien Holders," persons whose functional currency is not the United States dollar or (iv) persons that do not hold TECONS as capital assets.

This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service (the "IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of TECONS. In addition, the authorities on which this summary is based (including authorities distinguishing debt from equity) are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the TECONS may differ from the treatment described below. No ruling has been received from the IRS regarding the tax consequences of the TECONS. Counsel's opinion regarding such tax consequences represents only counsel's best legal judgment based on current authorities and is not binding on the IRS or the courts.

INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF TECONS, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

Classification of the Junior Subordinated Debentures
The Junior Subordinated Debentures are intended to be, and the Company intends to take the position that the Junior Subordinated Debentures will be classified for United States federal income tax purposes as, indebtedness under current law. No assurance can be given, however, that such position will not be challenged by the IRS. According to a petition recently filed in the United States Tax Court by a corporation unrelated to the Company and the Trust, the IRS has challenged the status as indebtedness, for United States federal income tax purposes, of certain purported debt instruments held by entities intended to be taxable as partnerships for United States federal income tax purposes, where those entities, in turn, issued preferred securities to investors. Although the overall structure of the financing arrangement involved in that case is somewhat similar to the financing structure for the Junior Subordinated Debentures and the Trust, the relevant facts involved in that case appear to differ significantly from those relating to the Junior Subordinated Debentures and the Trust. The remainder of this discussion assumes that the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company.


Classification of the Trust
In the opinion of Hunton & Williams, counsel to the Company and the Trust, assuming full compliance with the terms of the Declaration, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, each holder of TECONS should be considered the owner of a pro rata portion of the Junior Subordinated Debentures held by the Trust and will be required to include in gross income its pro rata share of income received or accrued with respect to the Junior Subordinated Debentures. No portion of the amounts included in income with respect to the TECONS will be eligible for the dividends received deduction.

Interest Income and Original Issue Discount
Under Treasury Regulations (the "Regulations"), a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount ("OID"). The Company believes that the likelihood of its exercising its option to defer payments of interest on the Junior Subordinated Debentures is remote. Based on the foregoing, the Junior Subordinated Debentures should not be considered to be issued with OID at the time of their original issuance and, accordingly, a holder of TECONS should include in gross income such holder's allocable share of interest on the Junior Subordinated Debentures (other than an amount of the first interest payment attributable to pre-issuance accrued interest, which a holder may treat as a reduction of the issue price of the Junior Subordinated Debentures rather than as gross income) in accordance with such holder's usual method of tax accounting.

Under the Regulations, if the Company should actually exercise its option to defer any payment of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID so long as the Junior Subordinated Debentures remained outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for as OID on an economic accrual basis regardless of such holder's usual method of tax accounting. Consequently, a holder would be required to include OID in gross income even though the Company would not make any cash payments during an Extension Period.

The Regulations have not been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the interpretation herein.


Market Discount and Amortizable Premium
A secondary market purchaser of TECONS at a discount from the adjusted issue price (that is, the principal amount plus any accrued but unpaid OID) of the pro rata share of Junior Subordinated Debentures represented by the TECONS acquires such TECONS with "market discount" if the discount is not less than the product of (i) 0.25% of the adjusted issue price multiplied by (ii) the number of complete years to maturity of the Junior Subordinated Debentures after the date of purchase. A purchaser of TECONS with market discount generally will be required to treat any gain on the sale, redemption or other disposition of all or part of such TECONS as ordinary income to the extent of accrued (but not previously taxable) market discount. However, accrued market discount should not be recognized as income on the conversion of a Junior Subordinated Debenture into O&M Common Stock but the accrued market discount should attach to the shares of O&M Common Stock received (including any fractional share interest deemed received) and be recognized as ordinary income upon the disposition of such O&M Common Stock. Market discount generally will accrue ratably during the period from the date of purchase to the maturity date, unless the holder elects to accrue such market discount on the basis of a constant interest rate. A holder who acquires TECONS at a market discount may be required to defer some interest deductions attributable to any indebtedness incurred or continued to purchase or carry the TECONS.

A secondary market purchaser of TECONS at a premium over the stated principal amount of the pro rata share of Junior Subordinated Debentures (plus accrued interest) generally may elect to amortize such premium ("Section 171 premium"), under a constant yield method, as an offset to interest income on the Junior Subordinated Debentures. If the Junior Subordinated Debentures are deemed to be issued with OID and TECONS are acquired at a premium, the premium will not be
Section 171 premium but will be amortized as a reduction in the amount of OID includable in the holder's income.


Distribution of Junior Subordinated Debentures to Holders of TECONS
A distribution by the Trust of the Junior Subordinated Debentures as described under the caption "Description of TECONS -- Special Event Redemption or Distribution" is conditioned on receipt by the Company of an opinion of counsel to the effect that such distribution would be a non-taxable event to holders for United States federal income tax purposes. Under current law, such a distribution will be non-taxable and will result in the holder receiving directly its pro rata share of the Junior Subordinated Debentures previously held indirectly through the Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such holder had in its TECONS before such distribution. A holder will account for interest, market discount and amortizable premium in respect of Junior Subordinated Debentures received from the Trust in the manner described under " -- Interest Income and Original Issue Discount" and "-- Market Discount and Amortizable Premium."

Sale or Redemption of TECONS
Upon a sale (including redemption) of TECONS, a holder will recognize gain or loss equal to the difference between its adjusted tax basis in the TECONS and the amount realized on the sale of such TECONS (excluding any amount attributable to any accrued interest with respect to such holder's pro rata share of the Junior Subordinated Debentures not previously included in income, which will be taxable as ordinary income). Provided that the Company does not exercise its option to defer payment of interest on the Junior Subordinated Debentures, and the Junior Subordinated Debentures are not considered to be issued with OID, a holder's adjusted tax basis in the TECONS generally will be its initial purchase price, increased by any market discount included in income and reduced by any amortized Section 171 premium with respect to such TECONS. If the Junior Subordinated Debentures are deemed to be issued with OID as a result of the Company's deferral of any interest payment, a holder's tax basis in the TECONS generally will be increased by OID previously includable in such holder's gross income to the date of disposition and decreased by distributions or other payments received on the TECONS since and including the commencement date of the first Extension Period. Such gain or loss, except to the extent of any accrued market discount, generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the TECONS have been held for the applicable long-term holding period.

Should the Company exercise its option to defer any payment of interest on the Junior Subordinated Debentures, the TECONS may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. As a result, and because a holder will be required to include in income accrued but unpaid interest on Junior Subordinated Debentures and to add such amount to its adjusted tax basis, such holder may recognize a capital loss on a sale of TECONS during an Extension Period. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Conversion of TECONS to O&M Common Stock
A holder of TECONS generally will not recognize income, gain or loss upon the conversion, through the Conversion Agent, of Junior Subordinated Debentures into O&M Common Stock. A holder of TECONS will recognize gain upon the receipt of cash in lieu of a fractional share of O&M Common Stock equal to the amount of cash received less such holder's tax basis in such fractional share. Such gain will be taxable as ordinary income to the extent of any accrued market discount attached to the fractional share interest. See "-- Accrued Market Discount and Amortizable Premium." Such holder's tax basis in the O&M Common Stock received upon conversion will generally be equal to such holder's tax basis in the TECONS delivered to the Conversion Agent for exchange, less the basis allocated to any fractional share for which cash is received. Such holder's holding period in the O&M Common Stock received upon conversion will generally include the holder's holding period of the TECONS delivered to the Conversion Agent for exchange.


Adjustment of Conversion Price
Treasury Regulations promulgated under Section 305 of the Code would treat holders of TECONS as having received a constructive distribution from O&M in certain events pursuant to which the conversion rate of the Junior Subordinated Debentures may be adjusted. Thus, under certain circumstances, a reduction in the conversion price for the Junior Subordinated Debentures may result in deemed dividend income to holders of TECONS. Holders of TECONS are advised to consult their tax advisors as to the income tax consequences of adjustments in the conversion rate of TECONS.

Backup Withholding Tax and Information Reporting
The amount of interest paid and any OID accrued on the TECONS or, in the event of conversion into O&M Common Stock, dividends paid to holders (other than corporations and other exempt holders) will be reported to the IRS. It is expected that such income will be reported to holders on Form 1099 and mailed to holders by January 31 following each calendar year. "Backup" withholding at a rate of 31% will apply to payments of interest or dividends and payments of disposition (including redemption) proceeds to a non-exempt holder unless the holder furnishes to the payor its taxpayer identification number, certifies that such number is correct, and meets certain other conditions. Any amounts withheld from a holder under the backup withholding rules will be allowable as a refund or credit against such holder's United States federal income tax liability.


United States Alien Holders
For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, for U.S. federal income tax purposes, a foreign corporation, a nonresident alien individual, a foreign partnership, or a foreign estate or trust.

Payments on TECONS. Assuming that the Junior Subordinated Debentures are classified for U.S. federal income tax purposes as indebtedness of O&M, and that income with respect to the TECONS is not effectively connected with a trade or business in the United States in which the United States Alien Holder is engaged, under present U.S. federal income tax law, payments of interest (including OID, if any) by the Trust or any of its paying agents to any holder of a TECONS who or which is a United States Alien Holder generally would not be subject to U.S. federal withholding tax; provided, that, (a) the beneficial owner of the TECONS does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of O&M entitled to vote, (b) the beneficial owner of the TECONS is not a controlled foreign corporation that is related to O&M through stock ownership, and (c) either (A) the beneficial owner of the TECONS certifies to the Trust or its agent, under penalties of perjury, that it is a United States Alien Holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the TECONS in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof.

If the Junior Subordinated Debentures were not classified for U.S. federal income tax purposes as indebtedness of O&M, payments by the Trust or any of its paying agents to any holder of a TECONS who or which is a United States Alien Holder would be subject to U.S. withholding tax at a 30% rate (or a lower rate prescribed by an applicable tax treaty). Prospective investors that would be United States Alien Holders should consult their tax advisors concerning the possible application of these rules.

Dividends on O&M Common Stock. Subject to the discussion below, dividends paid to a United States Alien Holder of O&M Common Stock generally will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. For purposes of determining whether tax is to be withheld at a 30% rate or at a reduced rate as specified by an income tax treaty, the Company ordinarily will presume that dividends paid on or before December 31, 1999, to an address in a foreign country are paid to a resident of such country, absent knowledge that such presumption is not warranted.
Prospective investors should be aware, however, that in certain instances, an investor may be required to provide an IRS Form 1001 in order to obtain a reduced rate of withholding.

Under the recently finalized Treasury Regulations applicable to dividends paid after December 31, 1999, to obtain a reduced rate of withholding under a treaty, a United States Alien Holder generally is required to provide an IRS Form W-8 certifying such United States Alien Holder's entitlement to benefits under a treaty. Those regulations also provide special rules to determine whether, for purposes of determining the applicability of a tax treaty, dividends paid to a United States Alien Holder that is an entity should be treated as paid to the entity or those holding an interest in that entity.

Generally, the payor must report to the IRS the amount of dividends paid, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient's country of residence.

Sale or Exchange of TECONS or O&M Common Stock. A United States Alien Holder (other than certain U.S. expatriates) will not be subject to U.S. federal income tax on gain realized on a sale, exchange or other disposition of the TECONS or O&M Common Stock unless (i) the United States Alien Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition, and certain other conditions are satisfied; (ii) the United States Alien Holder is engaged in a trade or business in the United States and interest on the TECONS or dividends on the O&M Common Stock are effectively connected with the conduct of such trade or business; or (iii) O&M is or has been a "United States real property holding corporation" within the meaning of section 897(c)(2) of the Code during the shorter of the United States Alien Holder's holding period or the five year period ending on the date of the sale, exchange or other disposition and certain other conditions are satisfied.

The Company believes that it is unlikely that it is or will be treated as a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code. Even if O&M is treated as a "United States real property holding corporation," gain realized by a United States Alien Holder on a disposition of TECONS or O&M Common Stock will not be subject to U.S. federal income tax so long as (i) the United States Alien Holder is deemed to have beneficially owned not more than 5% of the O&M Common Stock or, in the case of a disposition of TECONS, not more than 5% of the TECONS, and (ii) the O&M Common Stock and the TECONS are currently and will be, at the time of disposition, "regularly traded" on an established securities market (within the meaning of Section 897(c)(3) of the Code and the temporary Treasury Regulations). There can be no assurance that O&M Common Stock or the TECONS qualify or will continue to qualify as "regularly traded" on an established securities market.

Effectively Connected Income. If a United States Alien Holder of TECONS or O&M Common Stock is engaged in a trade or business in the United States, and if interest (including any original issue discount) on the TECONS or dividends on such Common Stock is effectively connected with the conduct of such trade or business, the United States Alien Holder, although exempt from the withholding tax on distributions on TECONS and dividends on O&M Common Stock, will generally be subject to regular United States income tax on the interest (including any original issue discount) and dividends and on any gain realized on the sale, exchange or other disposition of TECONS or O&M Common Stock in the same manner as if it were a United States person. Such a holder will be required to provide to the payor a properly executed Internal Revenue Service Form 4224 (or a successor form) in order to claim an exemption from withholding tax. After December 31, 1999, to comply with this requirement, the United States Alien Holder also must provide a valid United States taxpayer identification number. In addition, if such United States Alien Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or a lower rate prescribed by an applicable treaty) of its effectively connected earnings and profits for the taxable year.


Possible Tax Law Changes
In both 1996 and 1997, the Clinton Administration proposed to amend the Code to deny deductions of interest on instruments with features similar to those of the Junior Subordinated Debentures when issued under arrangements similar to the Trust. That proposal was not passed by, and is not currently pending before, Congress. There can be no assurance, however, that future legislative proposals, future regulations or official administrative pronouncements or future judicial decisions will not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Company to cause a redemption of the TECONS, as described more fully under "Description of the TECONS -- Special Event Redemption or Distribution."

                          Certain ERISA Considerations

General
Before authorizing an investment in the TECONS, fiduciaries of pension, profit sharing or other employee benefit plans, individual retirement accounts and Keogh plans ("Plans") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code should consider, among other matters, (a) ERISA's fiduciary standards (including its prudence and diversification requirements), (b) whether the investment constitutes unauthorized delegation of fiduciary authority, (c) whether such fiduciaries have authority to make such investment in the TECONS under the applicable Plan investment policies and governing instruments, and (d) rules under ERISA and the Code that prohibit Plan fiduciaries from causing a Plan to engage in a "prohibited transaction."

Section 406 of ERISA and Section 4975 of the Code prohibit Plans from, among other things, engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may require "correction" and may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code. Foreign plans (as described in Section 4(b)(4) of ERISA) are also not subject to the requirements of ERISA. Such plans may, however, be subject to federal, state or local laws or regulations which may affect their investment in the TECONS. Any fiduciary of such a governmental, church or foreign plan considering an investment in the TECONS should determine the need for, and the availability, if necessary, of any exemptive relief under such laws or regulations.

Plan Assets
The Department of Labor (the "DOL") has issued a regulation (29 C.F.R. ss. 2510.3-101) (the "Plan Asset Regulation") concerning the definition of what constitutes the assets of a Plan. The Plan Asset Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed, for purposes of ERISA, to be assets of the investing Plan unless certain exceptions apply.

The Plan Asset Regulation provides an exception where the entity in which the Plans are investing is an "operating company." The Trust will not be an operating company for purposes of the Plan Asset Regulations.

Pursuant to another exception contained in the Plan Asset Regulation, the assets of the Trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interests in the Trust were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given that the value of the TECONS held by Benefit Plan Investors will be less than 25% of the total value of such TECONS at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All the Common Securities will be purchased and held, directly or indirectly, by the Company.

Under another exception contained in the Plan Asset Regulation, if the TECONS were to qualify as "publicly offered securities" under the Plan Asset Regulation, the assets of the Trust would not be deemed to be "plan assets" by reason of a Plan's acquisition or holding of such securities. The TECONS would qualify as "publicly offered securities" if, among other things, they are freely transferable, are offered pursuant to an effective registration statement, are owned by 100 or more investors independent of the issuer and each other at the time of the offering ("widely held"), and are subsequently registered under the Exchange Act. It is expected that TECONS will be distributed pursuant to an
effective   registration  statement  under  the  Securities  Act  and  they  may subsequently be registered under the Exchange Act. Prior to an effective registration statement, however, the TECONS will not constitute "publicly offered securities." After distribution pursuant to an effective registration statement it is possible that the TECONS will be "widely held," although such result cannot be assured. Whether a security is "freely transferable" for purposes of the Plan Asset Regulation is a factual question to be determined on the basis of all relevant facts and circumstances.

There can be no assurance that any of the exceptions set forth in the Plan Asset Regulation will apply to the purchase of TECONS offered hereby and, as a result, an investing Plan's assets could be considered to include an undivided interest in the Junior Subordinated Debentures held by the Trust for purposes of the fiduciary responsibility provisions of ERISA. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. For example, the Property Trustee could therefore become a fiduciary of the Plans that invest in the TECONS and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the Trust. However, the Property Trustee will have only limited discretionary authority with respect to the Trust's assets and the remaining functions and the responsibilities performed by the Property Trustee will be for the most part custodial and ministerial in nature. Inasmuch as the Property Trustee or another person with authority or control respecting the management or disposition of the Trust assets may become a fiduciary with respect to the Plans that will purchase the TECONS, there may be an improper delegation by such Plans of the responsibility to manage plan assets.


Prohibited Transactions
Certain transactions involving the Trust and/or the TECONS could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan. For example, if the Company is a Party in Interest with respect to an investing Plan (either directly or through its subsidiaries), extension of credit between the Company and the Trust (as represented by the Junior Subordinated Debentures and the Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code.

The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the TECONS, assuming that assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust. Those class exemptions are PTCE 96-23 (for certain transactions effected by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

Because of ERISA's prohibitions and those of Section 4975 of the Code, the TECONS may not be purchased or held by any Plan, or any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity"), unless such purchase or holding is covered by the exemptive relief provided by PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption. If a purchaser or holder of the TECONS that is a Plan or a Plan Asset Entity elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the Company and the Trust may require a satisfactory opinion of counsel or other evidence with respect to the availability of such exemption for such purchase and holding. Any purchaser of the TECONS that is a Plan or a Plan Asset Entity or is purchasing TECONS on behalf of or with "plan assets" will be deemed to have represented by its purchase thereof that (a) if the Company is a Party in Interest with respect to such Plan, then the purchase of the TECONS is covered by exemptive relief provided by PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption and (b) the Company is not a "fiduciary," within the meaning of Section 3(21) of ERISA and the regulations thereunder, with respect to such person's interest in the TECONS or the Junior Subordinated Debentures.

Any plans or other entities whose assets include Plan assets subject to ERISA or
Section 4975 of the Code proposing to acquire TECONS should consult with their own counsel regarding the consequences of such investment.

                                 Selling Holders
The holders listed below and the beneficial owners of the TECONS and their transferees, pledgees, donees or other successors, if not identified hereunder then so identified in supplements to this Prospectus, are the Selling Holders under this Prospectus. The following table sets forth, as of a recent practicable date prior to the effectiveness of the Registration Statement of which this Prospectus forms a part, certain information with respect to the Selling Holders named below and the respective number of TECONS owned by each Selling Holder that may be offered pursuant to this Prospectus. Such information has been obtained from the Selling Holders, DTC and/or the Property Trustee.


                                           Number
Selling Holder                             of TECONS
--------------                             ---------
[To Come]


Total                                       2,640,000

None of the Selling Holders has, or within the past three years has had, any position, office or other material relationship with the Trust or the Company or any of their predecessors or affiliates. None of the Selling Holders owns any shares of O&M Common Stock. Because the Selling Holders may, pursuant to this Prospectus, offer all or some portion of the TECONS, the Junior Subordinated Debentures or the O&M Common Stock issuable upon conversion of the TECONS, no estimate can be given as to the amount of the TECONS, the Junior Subordinated Debentures or the O&M Common Stock issuable upon conversion of the TECONS that will be held by the Selling Holders upon termination of any such sales. In addition, the Selling Holders identified above may have sold, transferred or otherwise disposed of all or a portion of their TECONS, since the date of which they provided the information regarding their TECONS, in transactions exempt from the registration requirements of the Securities Act. See "Plan of Distribution."

Only Selling Holders identified above who beneficially own the Offered Securities set forth opposite each such Selling Holder's name in the foregoing table on the effective date of the Registration Statement of which the Prospectus forms a part may sell such Offered Securities pursuant to the Registration Statement. The Company may from time to time, in accordance with the Registration Rights Agreement, include additional Selling Holders in supplements to this Prospectus.

                              Plan of Distribution
The Offered Securities may be sold from time to time to purchasers directly by the Selling Holders. Alternatively, the Selling Holders may from time to time offer the Offered Securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Holders or the purchasers of such securities for whom they may act as agents. The Selling Holders and any underwriters, broker/dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of such securities any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

The Offered Securities may be sold from time to time in one or more transactions at fixed prices, at the prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of Offered Securities may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale,
(ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or in the over-the-counter market or (iv) through the writing of options. At the time a particular offering of the Offered Securities is made, a Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount and type of Offered Securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Holders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.

To comply with the securities laws of certain jurisdictions, if applicable, the Offered Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Offered Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

The Selling Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Offered Securities by the Selling Holders. The foregoing may affect the marketability of such securities.

The costs of the registration of the Offered Securities will be paid by the Company, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Holders will pay all underwriting discounts and selling commissions, if any. The Selling Holders will be indemnified by the Company and the Trust, jointly and severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company and the Trust will be indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.


                                  Legal Matters
The validity of the Junior Subordinated Debentures, the Common Stock issuable upon conversion of the TECONS, the Guarantee and certain matters relating thereto and certain U.S. federal income taxation matters will be passed upon for O&M and O&M Trust by Hunton & Williams, Richmond, Virginia, and the validity of the TECONS will be passed upon for the Company and O&M Trust by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Company and O&M Trust.


                                     Experts
The consolidated financial statements and financial statement schedule of Owens & Minor, Inc. and its subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                              Available Information
O&M is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy and information statements and other information with the Commission. These reports, proxy and information statements and other information may be inspected without charge and copied at the public reference facilities maintained by the Commission at its principal offices at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials also can be obtained at prescribed rates from the Public Reference Section of the Commission at the principal offices of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http:// www.sec.gov.

The Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any of the TECONS remain outstanding, it will furnish to the holders of the TECONS and file with the Commission (i) all quarterly and annual financial information that would be required in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent auditors and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, for so long as any of the TECONS remain outstanding, the Company has agreed to make available to any prospective purchaser of the TECONS or any beneficial owner of the TECONS in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act.


                 Incorporation of Certain Documents by Reference
The Company hereby incorporates in this Prospectus by reference thereto and makes a part hereof, the following documents, heretofore filed with the Commission pursuant to the Exchange Act: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1997, (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and (iii) the Company's Current Report on Form 8-K filed May 28, 1998.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to termination of the offering being made hereby shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon written or oral request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Requests for such copies should be directed to Drew St. J. Carneal, Owens & Minor, Inc., P.O. Box 27626, Richmond, Virginia 23261-7626, telephone
(804) 747-9794.

                                                                      Appendix A

              Notice of Transfer Pursuant to Registration Statement



The First National Bank of Chicago
153 West 51st Street, 5th Floor
New York, New York  10019
Attention: Corporate Trust Services Divisions

Owens & Minor, Inc.
4800 Cox Road
Glen Allen, Virginia  23060
Attention: General Counsel

         Re: Owens & Minor Trust I (the "Trust") TECONS
               Owens & Minor, Inc. (the "Company")

Dear Sirs:

Please be advised that ______________________ has transferred  _________________
TECONS, (or 5.375% Junior Subordinated Convertible Debentures of the Company or shares of Common Stock of the Company, issued in exchange for or upon conversion of the TECONS) pursuant to an effective Registration Statement on Form S-3 (File No.
333-________) filed by the Company and the Trust.

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied and that the above-named beneficial owner of the transferred securities is named as a "Selling Holder" in the Prospectus dated _____________ _____, 1998 or in supplements thereto, and that the aggregate amount of the securities transferred are (or are included in) the securities listed in such Prospectus opposite such owner's name.

Dated: __________________           Sincerely,



                                            ----------------------------------
                                            Name:
                                            By: _______________________________
                                                  (Authorized Signature)

                           [OWENS & MINOR, INC. LOGO]

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.


       SEC Registration filing fee.......................................$38,940
       Printing and engraving expenses...................................*
       Blue sky fees and expenses (including counsel)....................*
       Legal fees and expenses...........................................*
       Fees of accountants............................................... 15,000
       Fees of trustee...................................................  5,000

        Total............................................................$______

*To be supplied by amendment

Item 15.  Indemnification of Directors and Officers

Indemnification of Directors and Officers of the Company

The Virginia Stock Corporation Act permits, and the registrant's Bylaws require, indemnification of the registrant's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Under Sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Company's Bylaws require indemnification of directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. In addition, the Company carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act. The Company's Bylaws also provide that, to the full extent the Virginia Stock Corporation Act (as it presently exists or may hereafter be amended) permits the limitation or elimination of the liability of directors and officers, no director or officer of the Company shall be liable to the Company or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct. Section 13.1-692.1 of the Virginia Stock Corporation Act presently permits the elimination of liability of directors and officers in any proceeding brought by or in the right of the Company or brought by or on behalf of stockholders of the Company, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including, without limitation, any unlawful insider trading or manipulation of the market for any security. Sections 13.1-692.1 and 13.1-696 through 704 of the Virginia Stock Corporation Act are hereby incorporated by reference herein.

Indemnification of Directors and Officers of the Trust

The Declaration provides that no Trustee, affiliate of any Trustee, paying agent, or conversion agent, or any officer, director, shareholder, member, partner, employee, representative or agent of any Trustee, paying agent, or conversion agent (each an "Indemnified Person") shall be liable, responsible, or accountable in damages or otherwise to the Trust or any (i) officer, director, shareholder, partner, representative, employee or agent of the Trust or its Affiliates, (ii) any officer, director, shareholder, employees, representatives or agents of the Company and its affiliates or (iii) the holders from the time of Trust's Common Securities and Preferred Securities (the persons referred to in (i) - (iii) collectively, the "Covered Persons") for any loss, damage, or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage, or claim incurred by reason of such Indemnified Person's gross negligence (but, in the case of the Property Trustee, subject to the Trust Indenture Act) or willful misconduct with respect to such acts or omissions.

The Declaration also provides that, to the full extent permitted by law, the Company shall indemnify and hold harmless each Indemnified Person from and against, any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (but, in the case of the Property Trustee, subject to the Trust Indenture Act) or willful misconduct with respect to such acts or omissions.

The Declaration further provides that, to the full extent permitted by law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized by the Declaration.


Item 16.  Exhibits

Exhibits .........Description of Exhibit
--------          ----------------------

4.1 Junior Subordinated Debentures Indenture dated as of May 13, 1998 between the Company and The First
                  National Bank of Chicago

4.2 First Supplemental Indenture dated as of May 13, 1998 between the Company and The First National Bank of Chicago

4.3 Registration Rights Agreement dated as of May 13, 1998 between the Company and J.P. Morgan Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Merrill Lynch & Co.

4.4               Amended and Restated Declaration of Trust of Owens &
                  Minor Trust I

4.5 Restated Certificate of Trust of Owens & Minor Trust I (included in Exhibit 4.4)

4.6               Form of Preferred Security (included in Exhibit 4.4)

4.7               Form of Junior Subordinated Debenture (included in
                  Exhibit 4.2)

4.8               Preferred Securities Guarantee with respect to
                  Preferred Securities

5.1               Opinion of Hunton & Williams*

5.2               Opinion of Richards, Layton & Finger*

12.1 Statement re: Computation of ratio of earnings to combined fixed charges and preferred stock dividend requirements

23.1              Consent of KPMG Peat Marwick LLP

23.2              Consent of Hunton & Williams (included in Exhibit 5.1)

23.3              Consent of Richards, Layton & Finger (included in
                  Exhibit 5.2)

24.1 Powers of Attorney for the Company (included on signature page)

24.2 Powers of Attorney for the Company as sponsor, to sign the Registration Statement on behalf of Owens & Minor Trust I (included in Exhibit 4.4)

25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, with respect to the Junior
                  Subordinated Debt Trust Securities Indenture

25.2 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, with respect to the Preferred Securities of Owens & Minor Trust I

25.3 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the First National Bank of Chicago, as Trustee, with respect to the Preferred Securities Guarantee of the Company

*  To be filed by amendment.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrar of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 7th day of July, 1998.

                                           OWENS & MINOR, INC.


                                           By: /s/ G. Gilmer Minor, III
                                               ------------------------
                                               G. Gilmer Minor, III
                                               Chairman, President and Chief
                                                   Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on this 7th day of July, 1998. Each person whose signature appears below hereby constitutes and appoints each of G. Gilmer Minor, III and Drew. St. J. Carneal his true and lawful attorney-in-fact, for him, and in his name, place and stead, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact full power to do and perform all and every act and thing whatsoever requisite or desirable to be done in and about the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorney-in-fact may do or cause to be done by virtue of these presents.



                   Signature and Title                                   Signature and Title
                   -------------------                                   -------------------




By: /s/ G. Gilmer Minor, III                                   By:/s/ Ann Greer Rector
    ------------------------                                      --------------------
    G. Gilmer Minor, III                                          Ann Greer Rector
    Chairman, President and Chief Executive Officer               Senior Vice President and Chief
    Director                                                      Financial Officer
    (Principal Executive Officer)                                 (Principal Financial Officer)


By: /s/ Olwen B. Cape                                          By: /s/ Henry A. Berling
    -----------------                                              --------------------
    Olwen B. Cape                                                  Henry A. Berling
    Vice President and Controller                                  Director
    (Principal Accounting Officer)




By:    -------------------                                      By: /s/ R. E. Cabell, Jr.
                                                                    ---------------------
       Josiah Bunting, III                                          R. E. Cabell, Jr.
       Director                                                     Director




By: /s/ James B. Farinholt, Jr.                                By: ______________________________________
    --------------------------
     James B. Farinholt, Jr.                                       Vernard W. Henley
     Director                                                      Director


                                      II-5



By: ______________________________________                     By: /s/ James E. Rogers
                                                                   -------------------
    E. Morgan Massey                                               James E. Rogers
    Director                                                       Director



By: ______________________________________                     By: /s/ Anne Marie Whittemore
                                                                   -------------------------
    James E. Ukrop                                                 Anne Marie Whittemore
    Director                                                       Director



                                   SIGNATURES



Pursuant to the requirements of the Securities Act of 1933, Owens & Minor Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Forms S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia on July 7, 1998.


                              OWENS & MINOR TRUST I

                              By:  Owens & Minor, Inc., as Sponsor


                              By: /s/      Ann Greer Rector
                                  -------------------------
                              Name:     Ann Greer Rector
                              Title:    Senior Vice President and Chief
                                           Financial Officer

                                  EXHIBIT INDEX

4.1 Junior Subordinated Debentures Indenture dated as of May 13, 1998 between the Company and The First
                  National Bank of Chicago

4.2 First Supplemental Indenture dated as of May 13, 1998 between the Company and The First National Bank of Chicago

4.3 Registration Rights Agreement dated as of May 13, 1998 between the Company and J.P. Morgan Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Merrill Lynch & Co.

4.4               Amended and Restated Declaration of Trust of Owens &
                  Minor Trust I

4.5 Restated Certificate of Trust of Owens & Minor Trust I (included in Exhibit 4.4)

4.6               Form of Preferred Security (included in Exhibit 4.4)

4.7               Form of Junior Subordinated Debenture (included in
                  Exhibit 4.2)

4.8               Preferred Securities Guarantee with respect to
                  Preferred Securities

5.1               Opinion of Hunton & Williams*

5.2               Opinion of Richards, Layton & Finger*

12.1 Statement re: Computation of ratio of earnings to combined fixed charges and preferred stock dividend requirements

23.1              Consent of KPMG Peat Marwick LLP

23.2              Consent of Hunton & Williams (included in Exhibit 5.1)

23.3              Consent of Richards, Layton & Finger (included in
                  Exhibit 5.2)

24.1 Powers of Attorney for the Company (included on signature page)

24.2 Powers of Attorney for the Company as sponsor, to sign the Registration Statement on behalf of Owens & Minor Trust I (included in Exhibit 4.4)

25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, with respect to the Junior
                  Subordinated Debt Trust Securities Indenture

25.2 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, with respect to the Preferred Securities of Owens & Minor Trust I

25.3 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the First National Bank of Chicago, as Trustee, with respect to the Preferred Securities Guarantee of the Company

*  To be filed by amendment.